UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
________________________
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World Kinect Corporation
(Name of Registrant as Specified in its Charter)
_____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Explanatory Note

World Kinect Corporation is filing the attached revised Definitive Proxy Statement on Schedule 14A for the sole purpose of including Inline eXtensible Business Reporting Language, or Inline XBRL, data tagging, which was inadvertently omitted from the Definitive Proxy Statement that was originally filed due to a processing error. There are no other modifications or updates to any disclosures presented in the Proxy Statement.

World Kinect™

PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Thursday, June 6, 2024 8:00 a.m., EDT

2024

Notice of Annual Meeting of Shareholders

DATE AND TIME Thursday, June 6, 2024 8:00 a.m., Eastern Time	LOCATION Our meeting will be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.	RECORD DATE Shareholders of record at the close of business on April 11, 2024 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

Items of Business		Board Recommendation
1	To elect as directors the nine nominees named in the attached proxy statement	“FOR” each Director Nominee
2	To approve, on a non-binding advisory basis, the compensation of our named executive officers	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year	“FOR”
Shareholders will also transact such other business as may properly come before the 2024 annual meeting of shareholders, or the Annual Meeting, or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the Annual Meeting.
Whether or not you expect to attend the meeting, please vote using the Internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors WORLD KINECT CORPORATION

Amy Quintana Avalos Senior Vice President, Chief Sustainability Business Officer and Corporate Secretary
Voting Methods
You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

INTERNET Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.
We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and Annual Report for the year ended December 31, 2023 on or about April 26, 2024.
Our proxy statement and Annual Report are available online at: www.proxyvote.com.
WORLD KINECT CORPORATION 9800 Northwest 41st Street, Miami, Florida 33178

World Kinect 2024 Proxy Statement	1

2	World Kinect 2024 Proxy Statement

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.
2024 Annual Meeting

DATE AND TIME Thursday, June 6, 2024, at 8:00 a.m., Eastern Time	LOCATION Our meeting will be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.	RECORD DATE April 11, 2024	VOTING Our shareholders are entitled to one vote per share of common stock owned on the record date of April 11, 2024 for each matter properly presented at the Annual Meeting.
Proposals and Board Recommendation

1	Election of Directors
The Board of Directors recommends a vote FOR Proposal 1.	page 10	“FOR” each director nominee

2	Advisory Vote on Executive Compensation
The Board of Directors recommends a vote FOR Proposal 2.	page 73	“FOR”

Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the 2024 Fiscal Year
3
The Board of Directors recommends a vote FOR Proposal 3.	page 74	“FOR”

World Kinect 2024 Proxy Statement	3

Proxy Summary

World Kinect Overview

World Kinect is a leading global energy distribution and management company, offering a broad suite of solutions across the energy product spectrum. In addition to delivering our core energy and fuel solutions, we are advancing the energy transition by increasing access to renewable energy, lower-carbon fuels, and sustainability advisory services. In over 200 countries and territories, we power the operations of over 150,000 customers.

Energy, Logistics & Solutions

Figures as of December 2023

Aviation

Marine

Land

150,000+ customers

5,000+ employees

200+ countries and territories

40+ years in business

4	World Kinect 2024 Proxy Statement

Proxy Summary
Our Corporate Name
To better reflect our ongoing transformation into a more resilient, diversified, energy and solutions provider, in June 2023, we changed our parent company’s corporate name from “World Fuel Services Corporation” to “World Kinect Corporation.” We also began trading under the new ticker symbol “WKC” on the New York Stock Exchange.
2023 Performance Highlights
WE CONTINUED TO TRANSFORM OUR OPERATIONS IN 2023
In 2023, we made meaningful progress in all three of our business segments as we executed on our transformation plan to deliver a higher quality of earnings and a more predictable and synergistic services portfolio with increased availability of renewable energy and lower carbon fuels. We delivered solid core operating results and healthy profitability, with adjusted EBITDA of $386 million. We generated $271 million of operating cash flow, and our strong liquidity profile allowed us to return significant capital to shareholders, with $94 million in share buybacks and dividends in 2023. We are focused on advancing our platform through the implementation of our transformation strategy in 2024 and beyond to build sustained shareholder value.
This financial foundation gives us a strong platform to build on in 2024. Customers today need affordable, reliable fuel but they also increasingly need lower carbon energy to meet their sustainability objectives and regulatory requirements. With that in mind, we continue to expand into the growing sustainability space, a logical extension of our core capabilities.
2023 Full-Year Performance

$53MM Net Income in 2023	$386MM Adjusted EBITDA in 2023

$271MM Operating Cash Flow in 2023	$94MM Capital Return to Shareholders in 2023(1)

1.Consists of share buybacks and dividends.

World Kinect 2024 Proxy Statement	5

Proxy Summary
Shareholder Engagement

Who we engage: •Institutional shareholders •Equity research analysts •Proxy advisory firms •Industry thought leaders •Investment bankers	How we engage: •Shareholder engagement program •Quarterly earnings calls •Investor conferences •One-on-one meetings •Annual Shareholder Meeting
2023-2024 Highlights:
In connection with the 2023 say-on-pay proposal, we conducted an expanded shareholder engagement effort between the filing of our 2023 proxy statement and the 2023 Annual Meeting and again in the fall of 2023 and early 2024.
As part of that outreach, we reached out to our top 20 shareholders representing ~60% of our outstanding shares.
We met one-on-one with shareholders representing ~ 43% of our outstanding shares.
100% of those meetings were attended by independent board members.

How we communicate: •Proxy Statement •Annual Report •SEC filings •Press releases •Investor relations website •Investor meetings •Sustainability Report
Topics we discuss:
•Business strategy
•Financial performance and capital allocation
•Corporate governance
•Board composition and nomination process
•Board leadership
•Executive compensation design
•Strategic Transformational Awards
•Climate-related risks and opportunities
•Sustainability and other ESG initiatives

6	World Kinect 2024 Proxy Statement

Proxy Summary
Board of Directors
Our Board’s objective is to maintain a diverse membership that can best further the success of our business and represent shareholders through the exercise of sound judgment informed by a wide array of experience and perspectives. Our Board committees, with all independent members, oversee our risk management programs and our business initiatives to ensure that these are aligned with our business strategy, while our dedicated Sustainability & Corporate Responsibility Committee oversees our sustainability matters. For 2024, our director nominees are as follows:
Director Nominees

					Committee Membership
Name and Primary Occupation	Independent	Age	Director Since	Diverse Director*	A	C	G	S	T
Michael J. Kasbar Chairman, President and Chief Executive Officer World Kinect Corporation		67	1995
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC		74	2002				●	●	●
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc		64	2015		●		●
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP		65	2020		●		●	●	●
Richard A. Kassar Retired Vice Chairman Freshpet, Inc.		77	2002		●	●	●		●
John L. Manley Retired Partner Deloitte & Touche LLP		75	2010				●		●
Stephen K. Roddenberry Partner Akerman LLP		75	2006			●
Jill B. Smart President Emeritus, National Academy of Human Resources		64	2021			●	●
Paul H. Stebbins Chairman Emeritus World Kinect Corporation		67	1995					●

A – Audit	S – Sustainability & Corporate Responsibility	– Chair
C – Compensation	T – Technology & Operations	● – Member
G – Governance	* – Includes women and ethnic minorities
Board Snapshot

INDEPENDENCE OF THE BOARD	AGE DIVERSITY OF INDEPENDENT DIRECTORS	AVERAGE TENURE OF INDEPENDENT DIRECTORS	GENDER DIVERSITY OF INDEPENDENT DIRECTORS

World Kinect 2024 Proxy Statement	7

Proxy Summary
Environmental, Social and Governance
At World Kinect, we are focused on driving sustainable value for our customers, shareholders and the planet. We are continuously working to identify opportunities to protect the environment, support our people and conduct our business safely and responsibly. While sustainability and climate change are often associated with business risks, we also believe that it presents a wide range of opportunities for us to support our customers and supply partners in navigating the energy transition. We are not only working on reducing the carbon intensity of our own operations, but are also collaborating with customers, suppliers and other industry partners to facilitate the transition to a sustainable future.
Recent Highlights
•In December 2023, we published our 2022 Sustainability Report, outlining our progress and continued efforts in key environmental, social and governance (“ESG”) areas that are important to us, our business, our employees and other stakeholders.
•In June 2023, we participated in the first delivery of sustainable aviation fuel to the Luxembourg airport, allowing Cargolux Airlines International S.A. to become the first to uplift sustainable aviation fuel at this airport, a significant milestone for both the airport’s and the airline’s journey to decarbonization.
•We entered into a six-year, up to 27-million neat gallon agreement for SAF production and offtake with World Energy, a low-carbon solutions provider. According to World Energy, the new contract has the potential to reduce over 200,000 metric tonnes of CO2 emissions from air travel on a lifecycle basis.

“As the world moves towards a cleaner energy landscape, the biggest challenge facing our industry is also our biggest opportunity: the global need for more sustainable and affordable forms of energy. Sustainability is not something we take lightly; it is a business imperative, and we are actively integrating it throughout our entire organization.”
– Michael J. Kasbar, Chairman and Chief Executive Officer

Compensation Highlights
Executive Compensation Practices

We are committed to sound executive compensation practices
✓rigorous performance targets and metrics
✓multi-year vesting and performance periods
✓prohibition on hedging and short sales
✓stock ownership and retention guidelines
✓no repricing of awards
✓clawback policy
✓no extensive perquisites

✓no tax gross-ups on perquisites or change of control benefits
✓double-trigger change of control provisions, with no liberal change of control definitions
✓no pension or other supplemental benefits
✓annual compensation risk assessment
✓independent compensation consultant

For additional information about our executive compensation practices, see “Compensation Discussion and Analysis,” beginning on page 46.
Pay-for-Performance Alignment
Our executive compensation program is designed to attract and retain our executives and motivate them to deliver results that support our growth strategy. We structure our executive compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders. For 2023, 86% of our CEO’s target compensation was at risk, and 77% of our other NEOs’ target compensation was at risk, with compensation value specifically tied to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

8	World Kinect 2024 Proxy Statement

Proxy Summary
TARGET COMPENSATION MIX

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS

14%
Base Salary
24%
Annual Cash Incentive
62%
Long-Term Equity Incentive
86%
At-Risk Pay

23%
Base Salary
25%
Annual Cash Incentive
52%
Long-Term Equity Incentive
77%
At-Risk Pay

2023 Executive Compensation

•No changes to CEO 2023 target total compensation
•Compensation Committee applied discretion to reduce 2023 annual incentive payout
•2021-2023 long-term performance equity awards forfeited in their entirety
•Compensation Committee adopted a clawback policy
•We listened and responded to our shareholders
◦Enhanced our disclosure in this proxy statement to provide a greater level of transparency
◦Simplified the strategic objectives component of the 2024 annual incentive program by substantially reducing the number of objectives

2023 NEO ANNUAL COMPENSATION

			Annual Incentive Program(2)
NEOs	Annual Base Salary ($)	Long-Term Incentive(1) ($)	Amount ($)	% of Target	Total ($)
Michael J. Kasbar Chairman, President and CEO	1,000,000	4,500,000	1,250,000	71%	6,750,000
Ira M. Birns Executive Vice President and CFO	700,000	1,550,000	543,000	72%	2,793,000
John P. Rau Executive Vice President Global Aviation, Land and Marine	700,000	1,550,000	543,000	72%	2,793,000
1.     Grant date value consisting of 60% performance-based restricted stock units (at target) and 40% service-based restricted stock units. Reflects the target award values approved by the Compensation Committee, which differ from the accounting grant date fair values as calculated in accordance with ASC 718 and presented in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
2.     60% based on adjusted EBITDA and 40% based on strategic objectives, after accounting for Compensation Committee exercise of negative discretion.

World Kinect 2024 Proxy Statement	9

Proposal 1 — Election of Directors

1	Election of Directors

Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.
The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the below director nominees.	“FOR” each director nominee
Director Nominees
We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 28 of this proxy statement.
The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

10	World Kinect 2024 Proxy Statement

Proposal 1 — Election of Directors

Michael J. Kasbar Chairman, President and Chief Executive Officer
BACKGROUND

•Chairman of the Board since May 2014 and has served as our President and Chief Executive Officer since January 2012.
•President and Chief Operating Officer of our company from July 2002 to December 2011.
•Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to July 2002, at the time our principal subsidiary engaged in the marine fuel services business.
•Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company which Mr. Kasbar co-founded in 1985 with Mr. Stebbins, from September 1985 to December 1994.
•A member of the Business Roundtable.
•First cousin of our director, Richard A. Kassar.

Age: 67
Director Since: 1995
Committees: None

SKILLS & QUALIFICATIONS
Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 25 years of service with us and more than 35 years of experience in the fuel services business.
KEY SKILLS
	•Commodities Trading •Energy Industry	•Human Capital/Talent Management •Information Technology	•International Operations •Management

World Kinect 2024 Proxy Statement	11

Proposal 1 — Election of Directors

Ken Bakshi Managing Partner, Trishul Capital Group LLC and Trishul Advisory Group LLC
BACKGROUND

•Managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies, since June 2003.
•Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, from April 2008 to July 2013 and Executive Chairman thereafter until June 2015.
•Chief Executive Officer of Row 2 Technologies, a software development firm he co-founded, from December 2002 to February 2006 and Vice Chairman thereafter until June 2009.
•Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet-based marketplaces, from July 2000 to December 2002.
•Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company until 2009 when it was acquired by Pfizer, Inc., from 1998 to 2000.
•Prior to 1998, served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994.

Independent Director
Age: 74
Director Since: 2002
Committees: Compensation (Chair) Governance Sustainability & Corporate Responsibility Technology & Operations Nominating Subcommittee (Chair)

SKILLS & QUALIFICATIONS

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant international experience running operating units within large multinational publicly traded corporations.

KEY SKILLS
	•Accounting/Finance •Human Capital/Talent Management	•Information Technology •International Operations	•Management

12	World Kinect 2024 Proxy Statement

Proposal 1 — Election of Directors

Jorge L. Benitez Retired Chief Executive Officer, North America; Accenture plc
BACKGROUND

•Retired from Accenture plc in September 2014 after more than 33 years of service.
•Chief Executive Officer of North America, where he had primary responsibility for Accenture’s business and operations in North America, from 2011 to 2014.
•Chief Operating Officer, Products Operating Group, the largest of Accenture’s five operating groups, from September 2006 to August 2011, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services.
•Held various senior leadership roles and other positions since joining Accenture in 1981.
•Member of the board of directors of Fifth Third Bancorp (NASDAQ: FITB), since 2015, and currently serves as chairman of its technology committee and as a member of its Audit, Finance, and Human Capital and Compensation committees.
•Member of the board of directors of Interpublic Group of Companies (NYSE: IPG), since 2023, and currently serves as a member of its Audit and Compensation and Leadership Talent committees.

Independent Director
Age: 64
Director Since: 2015
Committees: Audit Governance Sustainability & Corporate Responsibility (Chair) Technology & Operations (Chair) Nominating Subcommittee

SKILLS & QUALIFICATIONS
Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation and skills in implementing technology and digital solutions across a broad range of platforms.

KEY SKILLS
	•Accounting/Finance •Corporate Governance/Other Public Company Directorship	•Human Capital/Talent Management •Information Technology	•International Operations •Management

World Kinect 2024 Proxy Statement	13

Proposal 1 — Election of Directors

Sharda Cherwoo Retired Senior Partner, Ernst & Young LLP
BACKGROUND

•Retired as a Senior Partner from Ernst & Young LLP (“EY”) in January 2020, after more than 37 years of service, including 28 years as a Client Service Partner with specialized industry focus in private equity, financial services, health care and emerging and disruptive technology companies.
•Launched and spearheaded EY’s Intelligent Automation program from October 2015 to January 2020, with a focus on strategic direction, governance and risk management. As part of that role, she also directed EY’s investments in robotic process automation (“RPA”) and digital transformation initiatives.
•Founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations, from 2001 to 2004.
•Member of the board of directors of The Carlyle Group Inc. (NASDAQ: CG) and its audit committee, since June 2023.
•Member of the board of directors of Doma Holdings, Inc. (NYSE: DOMA), from August 2021 until January 2023 and served as a member of the audit & risk committee.
•Member of the board of directors of World Quantum Growth Acquisition Corp. (NYSE: WQGA), from August 2021 until February 2023 and served as the chair of the audit committee, as well as a member of the compensation and nominating and corporate governance committees.
•Member of the advisory board of Land O’Lakes Inc., a member-owned agricultural cooperative, since December 2020 and currently serves on the audit & risk committee and the policy committee.
•Member of the board of directors of the International House of New York, a nonprofit board, since June 2008, and serves as the chair of the audit committee.
•Serves on the nonprofit boards of Tax Analysts and the National Association of Corporate Directors - New York Chapter, and has been an Executive in Residence at Columbia Business School since 2023.
•Certified Public Accountant on active status.

Independent Director
Age: 65
Director Since: 2020
Committees: Audit Governance Sustainability & Corporate Responsibility Technology & Operations

SKILLS & QUALIFICATIONS

Ms. Cherwoo brings to the Board her extensive experience in implementing and advising companies on digital transformation, talent transformation and artificial intelligence initiatives, as well as financial and tax reporting experience, and significant executive management and international experience in building, leading and operating business units.

KEY SKILLS
	•Accounting/Finance •Corporate Governance/Other Public Company Directorship	•Human Capital/Talent Management •Information Technology	•International Operations •Management

14	World Kinect 2024 Proxy Statement

Proposal 1 — Election of Directors

Richard A. Kassar Retired Vice Chairman, Freshpet Inc.
BACKGROUND

•Vice Chairman of Freshpet, Inc. (NASDAQ: FRPT) from October 2020 until June 2023, and served as its Interim Chief Financial Officer from September 2022 to December 2022, its Chief Financial Officer from July 2014 to October 2020, its President from January 2011 to July 2014 and its Chief Executive Officer from October 2006 to December 2010.
•Chief Financial Officer of Transformational CPG Acquisition Corp., a special purpose acquisition company, from 2021 until 2022.
•Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company, from February 2002 to July 2006.
•Self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands, from May 2001 to January 2002.
•Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products, from December 1999 to May 2001.
•Held various positions at Chock Full O’Nuts, a coffee company, from 1986 to December 1999, and most recently served as Senior Vice President and Chief Operating Officer.
•Director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011.
•Director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009.
•First cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.

Independent Director
Age: 77
Director Since: 2002
Committees: Audit Compensation Governance Technology & Operations

SKILLS & QUALIFICATIONS
Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.
KEY SKILLS
	•Accounting/Finance	•Corporate Governance/Other Public Company Directorship	•Investment Banking/Capital Markets

World Kinect 2024 Proxy Statement	15

Proposal 1 — Election of Directors

John L. Manley Retired Senior Partner, Deloitte & Touche LLP
BACKGROUND

•Retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner.
•Managing Partner of Deloitte’s Northeast Region Audit and Enterprise Risk Services Practice from 2006 to 2009.
•Founded and was the National Director of Deloitte’s Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities.
•Had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC, before joining Deloitte.
•Director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015.
•A Certified Public Accountant on inactive status.

Independent Director
Age: 75
Director Since: 2010
Committees: Audit (Chair) Governance Technology & Operations Nominating Subcommittee

SKILLS & QUALIFICATIONS
Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

KEY SKILLS
	•Accounting/Finance •Corporate Governance/Other Public Company Directorship	•Commodities Trading •Legal and Regulatory	•Management

Stephen K. Roddenberry Partner, Akerman LLP
BACKGROUND

•Partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.
•Advises clients in corporate compliance and governance issues, public and private securities transactions, mergers and acquisitions, and private equity investments.

Lead Independent Director
Age: 75
SKILLS & QUALIFICATIONS
Director Since: 2006
Mr. Roddenberry brings to the Board extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.
Committees: Compensation Governance (Chair, Presiding Director)
KEY SKILLS
	•Corporate Governance/Other Public Company Directorship	•Investment Banking/Capital Markets	•Legal and Regulatory

16	World Kinect 2024 Proxy Statement

Proposal 1 — Election of Directors

Jill B. Smart Retired Chief Human Resources Officer, Accenture plc President Emeritus, National Academy of Human Resources
BACKGROUND

•Retired from Accenture plc in 2014 after more than 33 years of global professional services.
•Chief Human Resources Officer at Accenture plc from 2004 to 2014.
•President Emeritus of the National Academy of Human Resources since 2023, after having served as its President from 2015 to 2023.
•Member of the board of directors of EPAM Systems Inc. (NYSE: EPAM), a global product development and platform engineering services company, since 2016 and currently serves as the chair of the compensation committee.
•Member of the board of directors of HireRight Holdings Corporation (NYSE: HRT), a provider of on-demand employment background checks and screening, since 2018 and currently serves as a member of the compensation committee.
•Member of the board of directors of AlixPartners, a results-driven global management consulting firm that specializes in helping businesses address their most complex and critical challenges, since 2018.
•Member of the advisory board of Cerity Partners, an SEC-registered investment advisor and wealth management firm, since 2018.
•Member of the board of Alexander Mann Solutions (AMS), a recruiting process outsourcing firm, from 2015 until its sale in 2018.
•Member of the advisory board of JB Training Solutions, a Chicago-based learning and employee development company, from 2017 through 2019.
•Founder and CEO of JBSmart Consulting, LLC, where she provides HR advisory and coaching services.

Independent Director
Age: 64
Director Since: 2021
Committees: Compensation Governance

SKILLS & QUALIFICATIONS
Ms. Smart brings to the Board extensive experience in consulting, organizational transformation and human resources.
KEY SKILLS
	•Corporate Governance/Other Public Company Directorship •Management	•Information Technology •International Operations	•Human Capital/ Talent Management

World Kinect 2024 Proxy Statement	17

Proposal 1 — Election of Directors

Paul H Stebbins Chairman Emeritus, World Kinect Corporation
BACKGROUND

•Our Chairman Emeritus since May 2014 and prior to that, our Executive Chairman, from January 2012 to May 2014.
•Chairman and Chief Executive Officer of our Company from July 2002 to December 2011.
•President and Chief Operating Officer of our Company from August 2000 to July 2002.
•President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to August 2000, at the time our principal subsidiary engaged in the marine fuel services business.
•Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985 with Mr. Kasbar, from September 1985 to December 1994.
•Member of the board of directors of First Solar, Inc. (NASDAQ: FSLR) since December 2006 and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees.
•A member of the Board of Advisors of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and member of the Board of Advisors of Silkroad founded by Yo-Yo Ma (silkroad.org).
•Founding member of FixUSNow (FixUSNow.org) and member of the Council on Foreign Relations (CFR.org).

Independent Director
Age: 67
Director Since: 1995
Committees: Sustainability & Corporate Responsibility

SKILLS & QUALIFICATIONS
Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 25 years of service to our Company and more than 35 years of experience in the fuel services business.
KEY SKILLS
	•Accounting/Finance •Energy Industry •Investment Banking/Capital Markets	•Commodities Trading •International Operations •Human Capital/Talent Management	•Corporate Governance/Other Public Company Directorships •Management

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Corporate Governance

Board and Committee Governance
Board Leadership Structure
The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:
•the person filling each role;
•the presence of a lead independent director and the person in that role;
•the composition, independence and effectiveness of the entire Board; and
•other corporate governance structures in place.
Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.
In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:
•the presence of, and the responsibilities and authority of, the Board’s strong lead independent director;
•the composition of the Board, which includes a super-majority of independent non-management directors;
•the composition of the Board’s standing committees, which are composed of, and chaired solely by, independent non-management directors;
•the fact that the independent non-management directors meet in regular executive sessions without management present to discuss, among other things, the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and
•the fact that all Board members have unrestricted access to management and outside advisors.
Lead Independent Director
Our independent directors annually elect our Lead Independent Director. Consistent with best practices, our Lead Independent Director:
•presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•serves as a liaison between the Chairman of the Board and the independent directors;
•reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;
•has the authority to call meetings of the independent directors;
•if requested by major shareholders, ensures that he or she is available for consultations and direct communication;

World Kinect 2024 Proxy Statement	19

Corporate Governance
•has the authority to retain outside advisors and consultants who report directly to the Board; and
•consults with and assists the Chief Executive Officer in accomplishing his or her objectives as the Chief Executive Officer deems appropriate.
Currently, Mr. Roddenberry serves as our Lead Independent Director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.
Shareholder Engagement
We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making processes and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation priorities.
In addition to our ongoing engagement activities, in connection with our 2023 say-on-pay proposal, we conducted an expanded shareholder engagement effort between the filing of our 2023 proxy statement and the 2023 Annual Meeting and again in the fall of 2023 and early 2024. The Compensation Committee Chair, with the support of the Chair of both the Sustainability & Corporate Responsibility and Technology & Operations Committees as well as representatives from our investor relations, legal, talent management and sustainability teams, led and attended these telephonic one-on-one meetings focused specifically on executive compensation, corporate governance and sustainability. We discuss these engagements later in this proxy statement under “Compensation Discussion & Analysis.”
The table below discusses our shareholder engagement activities and some of the actions we have taken in the past few years as a result of the feedback we received from our shareholders. We believe that these engagements provide valuable feedback and insight to shareholders' perspectives on key topics, which is shared regularly with the Board and its committees.

In connection with the 2023 say-on-pay proposal, we conducted an expanded shareholder engagement effort between the filing of our 2023 proxy statement and the 2023 Annual Meeting, and again in the fall of 2023 and early 2024.
As part of that outreach, we reached out to our top 20 shareholders representing ~60% of our outstanding shares.
We met one-on-one with shareholders representing ~ 43% of our outstanding shares.
100% of meetings were attended by independent board members.

As a result of the feedback we received from our shareholders over the last few years, we have, among other things:
✓disclosed performance metrics for the Transformational Awards in the supplemental proxy materials filed on June 7, 2023;
✓reaffirmed that special awards should be rare and committed not to grant additional special equity awards to executives absent compelling circumstances;
✓increased the weighting of the financial performance metrics in the 2024 annual incentive program from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%
✓amended our CEO’s legacy employment agreement to eliminate the modified single-trigger and evergreen provision;
✓adopted a director resignation policy for uncontested elections;
✓enhanced our disclosure in this proxy statement to provide a greater level of transparency around specific strategic objectives, achieved results, and determination of final payouts;
✓amended our Governance Committee charter and Corporate Governance Principles to better reflect the Board’s perspective and existing practice regarding the inclusion of diverse candidates in our director nomination process;
✓modified our executive compensation programs to shift the total direct compensation (“TDC”) payable to our NEOs by increasing the portion of TDC payable in equity and the portion of TDC that is long-term performance based; and
✓expanded our disclosures regarding our ESG principles and practices through, among other things, publishing our Sustainability Report and Task Force on Climate-Related Financial Disclosures report.

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Corporate Governance
Meetings
During 2023, the Board met five times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors who were standing for election at the 2023 Annual Meeting of shareholders attended the meeting.
All of our independent directors meet in executive session (without management present) during scheduled Board meetings and at other times as they may deem necessary. Mr. Roddenberry currently serves as the presiding director over all executive sessions of the independent directors.
Director Independence
Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the applicable NYSE listing standards. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the independence requirements under the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.
Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Mr. Kasbar is the only member of management currently serving on our Board. All of our other directors, Messrs. Bakshi, Benitez, Kassar, Manley, Roddenberry and Stebbins, and Mses. Cherwoo and Smart, are independent under NYSE listing standards, and all of our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Mr. Kasbar is deemed not to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

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Corporate Governance
Annual Board and Committee Self-Evaluations
Our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance.

1	SCOPE AND FORMAT OF EVALUATION	à	2	SELF-ASSESSMENTS

The Governance Committee annually reviews the format and scope of our Board’s evaluation process in light of general corporate governance developments and best practices, recommending any changes it believes are appropriate. The chair of each of our committees also reviews and updates, as appropriate, a separate assessment of committee performance, which is provided to the members of each committee for comment and feedback. These self-evaluations cover a variety of topics, including his or her assessment of their own performance as director, Board dynamics and the effectiveness of the Board and its committees.

Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. To ensure that the evaluation process remains dynamic, the Board also periodically uses an interactive format, where the Lead Independent Director conducts individual meetings with each director rather than circulating a written survey to elicit candid and fulsome feedback. After completing the self-evaluation process, the Lead Independent Director then summarizes and reviews the results with the Board and each Board committee.

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4	ONGOING BOARD FEEDBACK	ß	3	REVIEW SESSIONS

In addition to annual self-evaluations, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.			The feedback received from the evaluations is discussed during an executive session with the Governance Committee and the individual committees, as appropriate. Policies and practices are enhanced or modified, as appropriate, based on the evaluation findings and other feedback, including one-on-one discussions. Follow-up items are discussed at subsequent Board and committee meetings as necessary.

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Corporate Governance
Based on the results of these evaluations, as well as ongoing feedback provided by directors, our Board’s practices have evolved over time through the implementation of enhancements such as: changes to committee composition and oversight responsibilities, additional presentations on specified topics, identification of focus areas for continuing education and refinements to board meeting materials and presentation format.
2023 Self-Evaluation Process
For 2023, the Board decided to utilize individual interviews for the self-evaluation process and Mr. Roddenberry, our Lead Independent Director, interviewed each other Board member to solicit his or her evaluation of Board, Committee and individual director effectiveness, Board education, timing and scope of materials provided to the Board and Committee as well as other factors affecting Board dynamics. The Lead Independent Director then reviewed the results with the Governance Committee, composed of all the independent directors, and with each Committee in early 2024.
Corporate Governance Principles
The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies, and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:
•the role of the Lead Independent Director;
•director independence;
•director qualifications, functions and tenure;
•committees of the Board;
•director orientation and continuing education;
•management development and succession planning;
•director resignation policy in uncontested elections; and
•director compensation.
Our Corporate Governance Principles are available on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.”

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Corporate Governance
Committees of the Board
Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Sustainability & Corporate Responsibility Committee and the Technology & Operations Committee. The following table illustrates the current membership of each of our Board’s committees, which are composed entirely of independent directors:

DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE	SUSTAINABILITY & CORPORATE RESPONSIBILITY	TECHNOLOGY & OPERATIONS
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC			●	●	●
Jorge L. Benitez Retired Chief Executive Officer North America Accenture plc	●		●
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP	●		●	●	●
Richard A. Kassar Retired Vice Chairman Freshpet, Inc.	●	●	●		●
John L. Manley Retired Partner Deloitte & Touche LLP			●		●
Stephen K. Roddenberry Partner Akerman LLP		●
Jill B. Smart President Emeritus National Academy of Human Resources		●	●
Paul H. Stebbins Chairman Emeritus World Kinect Corporation				●

– Chair	● – Member
Each of the Board’s committees operates under a written charter adopted by our Board that addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends changes to the Board as appropriate. A current copy of each committee charter can be found on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.”

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Corporate Governance

AUDIT COMMITTEE
PRIMARY RESPONSIBILITIES

•Oversees and reviews the financial reporting process, integrity of our financial statements and related financial information.
•Reviews the effectiveness, internal control environment and systems of our internal audit function.
•Reviews the qualifications, performance and independence of our independent auditors, and approves all audit and permitted non-audit services to be provided by our independent auditors.
•Reviews and discusses with management and our independent auditors our major financial risk exposures, and the policies and practices management has established to monitor and control such exposures.
•Together with the Technology & Operations Committee, reviews our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to data breaches.
•Monitors and reviews our compliance with applicable laws and regulations and our Code of Conduct, and also establishes procedures for treatment of employee complaints and concerns about accounting, internal controls or auditing matters.

Chair: John L. Manley
Other Members: Jorge L. Benitez Sharda Cherwoo Richard A. Kassar

Meetings in 2023: 8

INDEPENDENCE AND FINANCIAL EXPERTISE

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members, is financially literate, knowledgeable and qualified to review financial statements and qualifies as an “audit committee financial expert” under the SEC rules.
The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

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Corporate Governance

COMPENSATION COMMITTEE
PRIMARY RESPONSIBILITIES

•Reviews and approves annually the goals and objectives relevant to the compensation of our CEO, and, based upon recommendations of our CEO, our other executive officers.
•Establishes compensation levels, evaluates performance and approves the compensation of our CEO and, based upon recommendations of our CEO, our other executive officers.
•Reviews and makes recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans.
•Approves any employment, severance and consulting arrangements with executive officers.
•Reviews annually a risk assessment of our compensation policies and practices with respect to all employees, including our NEOs.
•Reviews and discusses with management the Compensation Discussion and Analysis included in our annual proxy statement and recommends such inclusion to the Board.
•Reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes.
•Reviews management reports about our human capital management policies and strategies regarding recruiting, retention, talent development, career progression and, together with the Governance Committee, considers management development and succession.
•Recommends non-management director compensation to the Board.

Chair: Ken Bakshi
Other Members: Richard A. Kassar Stephen K. Roddenberry Jill B. Smart

Meetings in 2023: 7

INDEPENDENCE

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to NYSE listing standards and Rule 16b-3 under the Exchange Act.
In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during 2023 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance

GOVERNANCE COMMITTEE
PRIMARY RESPONSIBILITIES

•Recommends to the Board criteria for Board membership and the size and composition of the Board, and reviews qualifications of director nominees for recommendation to the Board.
•Reviews the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board’s committees.
•Annually reviews our Corporate Governance Principles and committee charters.
•Recommends overall compensation for directors.
•Annually evaluates the performance of our NEOs and discusses any changes to the executives’ compensation recommended by the Compensation Committee, and together with the Compensation Committee, considers management development and succession.
•Oversees and reviews our environmental, social and governance activities and related policies.

Chair: Stephen K. Roddenberry
Other Members: Ken Bakshi Richard A. Kassar Jorge L. Benitez John L. Manley Sharda Cherwoo Jill B. Smart
INDEPENDENCE
The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE listing standards.
Meetings in 2023: 4
NOMINATING SUBCOMMITTEE:

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of three of the members-at-large of the Governance Committee, currently Messrs. Benitez, Manley and Bakshi, who serves as Chair.

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE
PRIMARY RESPONSIBILITIES

•Reviews and provides input on management’s strategy, policies, goals, and integration of Sustainability Matters across the Company, including monitoring our performance with respect to Sustainability Matters and progress on established goals.
•Oversees internal and external communications and disclosures to stakeholders regarding significant Sustainability Matters.
•Oversees and provides input to management on our identification, assessment and management of risks associated with Sustainability Matters such as climate change and its impact on us and our business.
•Considers, analyzes and provides input on significant public issues, trends, regulation and legislation regarding Sustainability Matters.
•Reviews our charitable giving policies and programs and receives reports from management on charitable contributions in support of our goals regarding Sustainability Matters.

Chair: Jorge L. Benitez
Other Members: Ken Bakshi Sharda Cherwoo Paul H. Stebbins

Meetings in 2023: 4

INDEPENDENCE
The Board reviewed the background, experience and independence of the Sustainability & Corporate Responsibility Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

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Corporate Governance

TECHNOLOGY & OPERATIONS COMMITTEE
PRIMARY RESPONSIBILITIES

•Reviews and discusses with management the financial, tactical and strategic benefits of significant technology and operations projects and initiatives, including our progress on such projects and initiatives, and makes recommendations to the Board regarding significant technology investments.
•Reviews and discusses our technology and operations policies.
•Reviews and discusses with management our programs relating to business continuity and disaster recovery, as well as other risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.
•Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks, including assisting in the review of cybersecurity risks against our risk management methodologies and the steps taken to monitor and control such exposures.

Chair: Jorge L. Benitez
Other Members: Ken Bakshi Sharda Cherwoo Richard A. Kassar John L. Manley

INDEPENDENCE
Meetings in 2023: 4
The Board reviewed the background, experience and independence of the Technology & Operations Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

Director Nomination Process
Nominee Qualifications and the Nomination Process
The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance Committee periodically assesses the skills, characteristics and experience required of directors, comparing our needs in Board composition and the individual skills, characteristics and experience of our directors. This assessment enables the Governance Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities. We are committed to seeking diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. As our business transforms, we have continued to pursue ways to adapt and prosper from the ever-changing landscape and our Governance Committee has sought to expand the perspectives of our Board to provide us guidance and insight on this evolution.
As part of our ongoing board refreshment efforts, we have elected three new directors since 2015. In conducting each of these director searches, our Governance Committee considered the leadership, technical skills and operational experience that we believed would address the Board’s then current needs. For each of these searches, we utilized the services of a professional recruiter who was instructed to conduct an extensive search to (1) identify candidates with the leadership, skills and experience targeted by the Governance Committee from, among other areas, the traditional corporate environment (including different stakeholders in the industry), government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services and (2) ensure that the pool of candidates included diverse candidates with a particular focus on race and gender diversity. We believe that this board refreshment process has successfully allowed us to identify candidates who bring valuable viewpoints, backgrounds, skills, experience, and expertise, while also expanding the racial and gender diversity of our Board. Our two most recent nominations for the Board – Ms. Cherwoo in 2020 and Ms. Smart in 2021 – are illustrative of that effort. Ms. Cherwoo brought to our Board her extensive experience in advising companies on digital transformation initiatives, including digital and talent transformation planning, as well as substantial management experience and Ms. Smart brought to our Board extensive experience in organizational transformation and human resources, and we believe that the experiences and insight of these two new directors are, and will continue to be valuable.

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Corporate Governance
BOARD OF DIRECTORS SKILLS MATRIX
The matrix below sets forth the skills and experience that our Governance Committee has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements and business strategy, and the relevance of such skill or experience to our long-term value creation. The skills, experience and background of each of our directors and the characteristics that our Governance Committee and our Board identified in connection with his or her nomination is set forth in the director’s biography which starts on page 11 of this proxy statement:

		Michael J. Kasbar	Ken Bakshi	Jorge L. Benitez	Sharda Cherwoo	Richard A. Kassar	John L. Manley	Stephen K. Roddenberry	Jill Smart	Paul H. Stebbins
Committee Membership
Audit				●	●	●
Compensation						●		●	●
Governance			●	●	●	●	●		●
Sustainability & Corporate Responsibility			●		●					●
Technology & Operations			●		●	●	●
Skills
Accounting/Finance
Commodities Trading
Corporate Governance/Other Public Company Directorship
Energy Industry
Information Technology
International Operations
Investment Banking Capital Markets
Legal & Regulatory
Management
Human Capital/Talent Management
– Chair	● – Member

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Corporate Governance

1	SEARCH FOR A BOARD NOMINEE	2	PROFESSIONAL SEARCH FIRMS	3	CRITERIA FOR EVALUATING NOMINEES	4	DIVERSE CANDIDATES

To the extent that the Governance Committee believes that specific skills, characteristics or experience needs to be added to the Board, the Governance Committee initiates a search for a Board nominee, seeking input from Board members and senior management.
The Governance Committee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.
 The criteria for evaluating director nominees takes into account the candidate’s intellect, integrity, judgment, experience and background, including diversity, such as race, gender and ethnicity, as well other factors deemed appropriate in adding value to the composition of the Board.

As set forth in our Corporate Governance Principles, the Governance Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new director candidates.

Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the board of directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria set forth above.
We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.
Director Resignation Policy
We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose, in a Form 8-K filed with the SEC, its decision regarding the tendered resignation within 90 days after certification of the election results.
If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our By-laws. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our Investor Relations website at ir.worldkinect.com under “Corporate Governance.” Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

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Corporate Governance
Board’s Role in Strategy and Risk
We are committed to operating our business in a safe, responsible and ethical manner through sound corporate governance that promotes accountability, transparency and engagement with our stakeholders. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time. Our executive leadership team maintains the primary responsibility for setting and delivering on our strategic priorities designed to create long-term sustainable value for all our stakeholders.
The Board has established a framework to review and understand the nature of the material risks we face related to our company, business strategies and operations. Based upon the information provided by our leaders responsible for managing these risks, as well as our enterprise risk management (“ERM”) programs, our Board evaluates whether our processes, policies and procedures are reasonably designed to respond to and mitigate these risks.
The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below. Each committee ensures that the risks pertaining to their principal areas of focus are reported to the Board as appropriate.

BOARD OF DIRECTORS
Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

o

AUDIT COMMITTEE
•Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, including data protection and privacy, as well as regulatory and legal compliance risks.
•Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

TECHNOLOGY & OPERATIONS COMMITTEE
•Considers risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.
•Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks.

COMPENSATION COMMITTEE
•Considers risks associated with our compensation programs, policies and practices, including human capital management policies and strategies regarding recruiting, retention, talent development and career progression.
GOVERNANCE COMMITTEE •In conjunction with the Compensation Committee, considers risks associated with management development and succession.
SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE
•Considers the risks and initiatives regarding the environment, sustainability and climate change, health and safety, diversity, equity and inclusion, as well as other social responsibility issues and impacts (“Sustainability Matters”).

o

MANAGEMENT
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks.

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Corporate Governance
Throughout the year, the Board and its committees receive reports from our management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks. The Board and its committees will also periodically conduct an in-depth review and analysis of specific strategic, operational and financial risks, after which our management will continue to provide regular updates on our progress in respect of these focus areas for a period of time thereafter.
Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:
•ensure that risk management efforts are focused and directly linked to our underlying business strategy;
•implement a sustainable and scalable framework to identify, manage and monitor risk;
•assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and
•enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.
The results of these risk assessments are regularly communicated to the Board.

BOARD’S ROLE IN OVERSEEING COMPENSATION RISKS
In addition, each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

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Corporate Governance

BOARD’S ROLE IN OVERSEEING SUSTAINABILITY RISKS AND OPPORTUNITIES
Our sustainability and corporate responsibility initiatives are directed by both Board and management-level oversight. As we have progressed in our approach to sustainability and corporate responsibility, our governance and oversight structure has also evolved. In 2018, we established our Sustainability Management Committee, which is a cross-functional committee composed of senior leaders and subject matter experts from across our business who collaborate to identify priorities, set goals and drive the implementation of our sustainability strategy and objectives.
In 2020, our Board established the Sustainability & Corporate Responsibility Committee as a standing committee dedicated to the oversight of material sustainability issues for the Company. This committee is a reflection of our commitment to embed sustainability and corporate responsibility as an integral part of our business strategy for long-term value creation and ensures that our Board has sufficient fluency in how we assess and manage environmental and social risks, such as climate change and diversity, equity and inclusion.
The Sustainability & Corporate Responsibility Committee is composed solely of independent directors and is responsible for overseeing and reviewing our programs, policies, risks and initiatives with respect to all Sustainability Matters not otherwise overseen by the other committees of the Board. These duties include reviewing and providing input on our strategy, goals and integration of Sustainability Matters into strategic and tactical business activities across the Company.
Our management team regularly updates the Sustainability & Corporate Responsibility Committee on climate-related risks and opportunities within our businesses and reviews our strategic plans for transitioning our business model to a net zero economy. Throughout the year, they also advise the Committee of our progress on meeting our established goals and objectives, including the actions we are taking to reduce our GHG emissions within our operations and the key drivers of any year-over-year variances.
The committee also receives reports from various business leaders on topics such as the latest developments and status of renewable and lower carbon fuels within the transportation sector, as well as any new sustainability solutions being developed to support our customers in meeting their own carbon reduction goals.
 The Sustainability & Corporate Responsibility Committee is also responsible for monitoring our progress against the goals and targets we establish and reviewing disclosures regarding our position, approach and reporting of Sustainability Matters, such as our sustainability report.

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Corporate Governance

BOARD OVERSIGHT OF CYBERSECURITY AND DATA PRIVACY RISKS
Our commitment to cybersecurity risk management and sound governance of cybersecurity and other information security-related risks is reflected at the highest levels of our company. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time
Our Audit Committee and our Technology & Operations Committee have been delegated responsibility for monitoring and oversight of the information technology and cybersecurity components of our risk assessment and risk management programs. The independent directors comprising our Audit Committee and our Technology & Operations Committee: regularly review our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to data breaches; provide expertise and insight regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks; and assist management in developing our risk management methodologies and the steps taken to identify, monitor and control such exposures.
Our Chief Information Officer (“CIO”) and our Chief Information Security Officer (“CISO”) are responsible for our company’s overall information security activities and cyber risk programs. Our CISO reports to our CIO and leads our cyber and data-related incident response activities. Our current CIO and CISO each have more than 25 years of experience in the digital and information technology field. We have a cross-functional approach to addressing cybersecurity risk, with our information technology, legal, and internal audit functions regularly presenting to the Audit Committee and Technology & Operations Committee on key cybersecurity topics. Our CISO, together with our CIO and other members of the senior leadership in our information technology organization, also provide these committees with regular updates on at least a quarterly basis, and more often as needed. These reports include topics such as analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status.
Our cybersecurity policies, standards, processes, and practices are robust and comprehensive, aligning with the National Institute of Standards and Technology Cybersecurity Framework. We have achieved ISO 27001 certification, demonstrating our commitment to security. Our cybersecurity program also includes a detailed control catalog that maps to several other frameworks, providing a broad and thorough approach to managing cyber risks.
We proactively conduct internal vulnerability scans, penetration tests, and breach simulation exercises, reinforcing our controls and our readiness to respond to potential threats. Recognizing the complexity and evolving nature of cybersecurity threats, we regularly engage with a range of external experts, including cybersecurity consultants, auditors and advisers, in evaluating and testing our risk management systems. Our collaboration with these third parties includes cybersecurity audits and testing, threat assessments and tabletop exercises, along with regular consultation on security enhancements.
As a global company, we are also committed to respecting individual privacy and complying with applicable data privacy laws throughout the world, such as the European Union’s General Data Protection Regulation, UK Data Protection Act, and the California Consumer Privacy Act. That is why we provide the disclosures found in our Privacy Policy and why we maintain a variety of processes aimed at properly collecting, storing, and processing personal data belonging to our employees, customers, business partners, and anyone else with whom we do business in accordance with applicable laws and our contractual obligations.
To that end, to protect our data, including personal data, we maintain comprehensive information security and data privacy programs, with a balanced portfolio of defenses designed to prevent, detect, and respond to cybersecurity threats. Additionally, we carry appropriate levels of cyber risk insurance as a level of assurance and for risk mitigation. To our knowledge, we have not experienced any material losses relating to cybersecurity attacks.

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Corporate Governance
Board Oversight of Sustainability Matters

BOARD OF DIRECTORS

o

COMPENSATION COMMITTEE •Oversight and review of human capital management practices and policies	GOVERNANCE COMMITTEE •Oversight and review of governance practices and policies

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE •Oversight and review of Sustainability Matters	AUDIT COMMITTEE •Monitors and reviews our compliance with laws, regulations and our Code of Conduct

o

SUSTAINABILITY MANAGEMENT COMMITTEE
Identifies, develops and drives the implementation of our strategy, goals and objectives with respect to Sustainability Matters
Climate-Related Risks and Opportunities
We manage climate-related risks and opportunities at various levels throughout our organization. The Sustainability & Corporate Responsibility Committee of the Board is responsible for overseeing and providing input on our identification, assessment and management of risks associated with Sustainability Matters, such as climate change and its impact on us and our business. Our senior management, with the support of our Global Physical Operations Center of Excellence and our Sustainability Management Committee, is responsible for monitoring, evaluating and reporting to the Board and its committees, as appropriate, the status of any climate-related risks and opportunities, as well as the strategies being implemented to address key risks and opportunities. Our Vice President of Global Sustainability, along with our carbon footprint reporting team, also monitors and reports the status of our greenhouse gas (“GHG”) emissions reduction goals to our senior management and the Sustainability Management Committee on a routine basis.
Our senior management regularly updates the Sustainability & Corporate Responsibility Committee on climate-related risks and opportunities within our businesses and reviews our strategic plans for transitioning our business model to a net zero economy. Throughout the year, our management advises the Sustainability & Corporate Responsibility Committee of our progress on meeting our established goals and objectives, including the actions we are taking to reduce our GHG emissions within our operations and the key drivers of any year-over-year variances. The Sustainability & Corporate Responsibility Committee also receives reports from various business leaders on topics such as the latest developments and status of renewable and lower carbon fuels within the transportation sector, as well as any new sustainability solutions being developed to support our customers in meeting their own carbon reduction goals.
Code of Conduct
All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at world-kinect.com by clicking on About Us and then Ethics & Compliance, or by clicking on our Investor Relations website at ir.worldkinect.com under Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our officers (including our principal executive, financial and accounting officers) and directors on our website at world-kinect.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found in the Investor Relations section of our website.

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Corporate Governance
Review and Approval of Related Person Transactions
Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.
For purposes of our policy, we review all of the following relationships and transactions between us and:
•our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;
•any person we know to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing; and
•any entity in which any of the foregoing persons is an officer, partner, employee or in a similar position, or in which such person owns directly or indirectly at least 5% equity interest.
Pursuant to our policy, prior to entering into any proposed related party transaction, the Governance Committee is responsible for reviewing, and if appropriate, approving and overseeing any such proposed related party transaction, which includes any arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, any transaction with another entity where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities, or any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).
In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions, shall not be deemed to create or involve a direct or indirect “material” interest for a Related Person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person’s interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient’s total annual revenues and (2) any charitable contributions if the related person’s interest arises only from (i) the person’s or the person’s immediate family member’s position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person’s or persons’ immediate family member’s position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.
If the Chair of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:
•the benefits to us;
•the impact on a director’s independence, if relevant;
•the availability of other sources for comparable products or services;
•the terms of the transaction; and
•the terms available to unrelated third parties or to employees generally.

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Corporate Governance
The Governance Committee will only pre-approve related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction; rather, it is evidence that the Governance Committee does not object to the transaction based on the related nature of the transaction. The Governance Committee will regularly review any ongoing related person transactions that had been previously approved to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.
There were no reportable related person transactions in 2023.
Sustainability and Corporate Responsibility
At World Kinect, we are focused on driving sustainable value for our customers, shareholders and the planet. We are continuously working to identify opportunities to protect the environment, support our people, and conduct our business safely and responsibly.
While sustainability and climate change are often associated with business risks, we also believe that it presents a wide range of opportunities for us to support our customers and supply partners in navigating the energy transition. We are not only working on reducing the carbon intensity of our own operations, but are also collaborating with customers, suppliers, and other industry partners to facilitate the transition to a sustainable future.
Sustainable Development
As a global company, we are focused on creating a positive impact, encouraging our employees to support the communities in which they live, and engaging with and supporting charities in all aspects of society. For us, fostering sustainable growth is about conducting our business in a manner that promotes a healthy environment and strengthens the local communities where we operate. We believe that this approach enables us to deliver long-term value to all our stakeholders, as well as uphold the principles of the United Nations (UN) Global Compact, including the protection of employees, respect for individual rights, and engagement with local communities.
Since 2020, we have continued to focus on the following UN Sustainable Development Goals (SDGs) as we believe they represent areas where we can have the greatest positive impact and create the most value for all of our stakeholders.
Enabling the Energy Transition
We believe that environmental stewardship is at the core of our business. As such, we must continuously seek to identify opportunities to make a positive contribution to protecting our environment and reducing the impact of our global operations. We are committed to doing our part by reducing GHG emissions in our own operations and collaborating with our customers, suppliers and other stakeholders to reduce carbon emissions throughout our value chain.
While we recognize the risks associated with climate change and are actively working to reduce our own emissions, we also believe that the energy transition presents a wide range of opportunities for us to support our customers and suppliers in shifting to lower carbon alternatives. An area where we believe we can have the greatest impact on advancing the global energy transition is through working with our suppliers and expanding our portfolio of energy solutions to provide customers with greater access to sustainably sourced energy and other lower carbon solutions as well as mechanisms to compensate for any residual emissions. As a trusted strategic partner, we have been working diligently to develop sustainability solutions and offer renewable energy and sustainable fuel products, as well as carbon reduction advisory services to support our customers in managing their energy needs, while reducing their environmental impact on the planet.

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Corporate Governance

THE EVOLUTION OF OUR BUSINESS

Since our inception, the core of our business has been providing fuel and related services to our customers, principally in the aviation, land and marine transportation industries. However, over the past several decades, our corporate strategy has evolved, and we now offer a broad range of products and solutions across the energy spectrum.
Our approach to sustainability is deliberate and collaborative. We have broadened our supply fulfillment capabilities to include renewable fuels, like renewable diesel and sustainable aviation fuel, along with natural gas and power. To better serve the needs of our customers and suppliers, we have also invested in a variety of technologies and expanded our digital offerings.
We have also worked to enhance our energy solution-oriented capabilities around the globe to continue to provide our customers with superior service in our existing activities. This includes decarbonization and energy efficiency advisory services, carbon footprint reporting, on-site solar and other renewable energy alternatives, as well as carbon offsets and renewable energy certificates. This allows us to offer a diverse range of products and services that extend beyond our traditional core businesses.
We are continuing to embed sustainability throughout our business, particularly as the demand, availability, and affordability of low-carbon energy sources and technologies increases over time. In the meantime, we will continue to focus on serving the needs of our customers today through low-cost tailored fuel, energy, and digital solutions to guide them on their respective energy transitions toward a more sustainable future.

Our People
We believe that our people's passion and expertise differentiates us, and investing in our people is a top priority. Our comprehensive approach to serving our workforce includes our commitment to promoting a diverse and inclusive environment, as well as focusing on our employees' growth and development, health and safety and overall wellbeing. The following charts provide information about our global workforce of approximately 5,300 employees as of December 31, 2023:

GLOBAL WORKFORCE	GENDER WORKFORCE REPRESENTATION

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Corporate Governance
HEALTH, SAFETY AND ENVIRONMENTAL PERFORMANCE
As a global energy management company with significant physical operations, we are committed to doing the right thing in all that we do. We continually seek to minimize the impact of our operations and protect the health and safety of our employees, contractors, customers, suppliers and the communities in which we operate. We are actively striving to play a leading role in promoting best practices within the transportation industry and are closely involved in developing, setting, and maintaining health, safety and environment (“HSE”) industry standards. We have established a set of “Rules to Live By” to help strengthen our existing Integrated Management System and drive appropriate safety behaviors and practices that we believe are vital to preventing workplace incidents. These zero-tolerance rules are designed to ensure we execute our operations safely and security for all our stakeholders.
DIVERSITY, EQUITY AND INCLUSION
Our people represent a workforce rich in all facets of diversity. We believe that our differences make us stronger and that unique perspectives fuel innovation. We strive to create an environment where all our employees feel safe and encouraged to share their differences. We strictly prohibit any discrimination or harassment based on gender, age, race, color, religion, sexual orientation, gender identity, mental or physical disability and any other status protected by law.
We are also passionate about engaging with our employees and continuing to develop a culture where they feel heard and supported. We believe that management’s direct engagement with our employees is the best way to ensure that our valued personnel are heard. In 2022, we proudly launched an Employee Engagement Forum for our Global Physical Operations. This Forum enables elected employee representatives across our physical operations to meet with senior leadership to discuss a variety of operations and labor matters. We respect freedom of association and our employees’ right to form, join or not join labor unions or any other lawful organization, without fear of harassment, intimidation or retaliation. Globally, we are a party to a variety of collective bargaining agreements covering a number of our fuel transportation drivers and on-airport employees. We have a long history of favorable relations with the unions representing these employees.
We are committed to building a culture and environment where employees feel comfortable to voluntarily disclose their race, gender, gender identity, military and/or disability status. We believe that in order to achieve success with our diversity, equity and inclusion initiatives, we must also take an honest and data driven approach to understand where our areas of focus should be. Through employee self-identification campaigns, we aim to bring cultural and social awareness to the forefront and provide all of our employees a safe platform to communicate, so areas that need improvement may be appropriately addressed.
HEALTH, WELLBEING AND DEVELOPMENT
Investing in our employees is a top priority and we continually strive to provide an environment that promotes learning, growth and development to maximize our people’s potential. We are committed to creating a learning culture that builds skills needed for the future and develops great leaders. We provide a variety of resources to further our employees’ development, including online resources as well as in-person and virtual training programs to develop skills and gain knowledge that advances employees’ careers.
Accordingly, we are devoted to supporting employee wellbeing in all dimensions, which goes beyond their physical health and includes support for emotional, financial and social welfare. We take a holistic approach intended to provide support and resources that empower our employees and their families to embrace a healthy lifestyle. For example, we offer competitive compensation packages consisting of salaries, incentive bonuses, various forms of equity awards and comprehensive benefits
Our Community
Our community is the backbone of our company. We believe in conducting our business in a manner that not only promotes a healthy environment, but also works to strengthen the bonds of the local communities we operate within. Here at World Kinect, we promote the UN Global Compact’s key social principles including protecting employees, respecting individual rights and engaging with local communities.
Our care and respect for one another extends to the communities we serve and partnerships we create. We are committed to creating a positive impact, encouraging our employees to support the communities in which they live, and engaging with and supporting charities in all aspects of society. We have ongoing dialogue with community partners on charitable projects and planning for employee volunteerism. For us, fostering sustainable growth is about conducting our business in a manner that promotes a healthy environment and strengthens the local communities where we operate.

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Corporate Governance
HIGHLIGHTS OF “OUR COMMUNITY” PROGRAMS AND EFFORTS

MILITARY VETERANS
We deeply value the military service members who serve our nations throughout the world.
We believe that the skills and experiences military service members possess can make significant contributions to our company’s success. As such, we have made commitments to increase the representation of military veterans throughout our organization. As we seek to recruit, retain, and advance top talent in our organization globally, we are committed to increasing our engagement and recruitment of military veterans, reservists and guards as they transition from their military careers into new careers.

We are honored for the recognition our veteran programs and continued support of military service members has received in recent years:
•Military and Spouse Friendly Company by Military Friendly® in the US
•UK’s Armed Forces Covenant Employer Recognition Scheme – Silver Award
•Soldier On Australia Platinum Pledge Partner

We are dedicated to ensuring a welcoming environment by providing on-boarding support, mentorship, recognition programming and development programs. In addition to our military careers website, we are committed to hiring and developing our veterans, active service members and their spouses through our military support networks and global partnerships such as Soldier On Australia. We have also partnered with the Soldier On Pathways Program team to further develop their veteran supportive practices and enable veterans and their families to have secure future careers. This program provides employment and educational support to serving and ex-serving veterans in Australia by connecting job seekers with veteran-supportive employers and enabling new pathways for veterans and their families transitioning from their military careers into civilian life.

CHARITABLE WORK
Each year we contribute to our local communities through giving our time and financial contributions to many local and global institutions and organizations. Some of the charities in which we have participated recently include:
•Disasters Emergency Committee;
•Electriciens sans frontières;
•Red Cross;
•Muscular Dystrophy Association (MDA);
•Jet Blue Swing for Good, which supports youth-oriented charities;
•UNICEF; and
•Heart to Heart International.

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Corporate Governance
Director Compensation and Ownership Guidelines
Director Fees Earned or Paid in Cash
Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors serving during the 2023-2024 term is as follows:
•the annual fee payable to non-management directors for their service on the Board is $100,000;
•the additional fee payable to the Lead Independent Director is $40,000 per year;
•the additional fee payable to members of the Audit Committee is $15,000, while the additional fee payable to members of each of the Compensation Committee and Technology & Operations Committee is $10,000 per year for each committee served and the additional fee payable to members of the Sustainability and Corporate Responsibility Committee as well as the Nominating Subcommittee is $5,000 per year for each committee served; and
•the additional fee payable to the Chair of the Audit Committee is $35,000 per year, the additional fee payable to the Chair of each of the Compensation Committee and Technology & Operations Committee is $30,000 per year, the additional fee payable to the Chair of the Governance Committee is $20,000 per year and the additional fee payable to the Chair of each of the Sustainability and Corporate Responsibility Committee and the Nominating Subcommittee is $15,000 per year.
Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.
Equity Awards
In 2023, the Board granted each non-management director $165,000 worth of restricted stock units (“RSUs”) for board service and to each member of the Governance Committee, an additional $10,000 in RSUs as the fee for service on the Governance Committee. In addition, the Chair of the Audit Committee was granted an additional $15,000 in RSUs as a portion of his fee for serving as Chair, and the Chairs of the Compensation Committee, Governance Committee, Technology & Operations Committee, Sustainability and Corporate Responsibility Committee and Nominating Subcommittee each received an additional $10,000 in RSUs as a portion of their fees for serving as Chair of the respective committees. The RSUs vest on the earlier of: (i) the day prior to the annual meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued. Our 2021 Omnibus Plan (the “2021 Plan”) includes limits on equity awards that may be granted to non-management directors.
For the 2023–2024 term, Messrs. Bakshi and Benitez each received 8,305 RSUs, Mr. Manley received 8,092 RSUs, Mr. Roddenberry received 7,880 RSUs, Mr. Kassar and Mses. Cherwoo and Smart each received 7,454 RSUs, and Mr. Stebbins received 7,028 RSUs.

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Corporate Governance
The following table summarizes the compensation paid by us to our non-management directors for services rendered during 2023. Directors who are employed by us do not receive additional compensation for serving as directors.
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Ken Bakshi	175,000	195,001	370,001
Jorge L. Benitez	180,000	195,001	375,001
Sharda Cherwoo	130,000	175,020	305,020
Richard A. Kassar	135,000	175,020	310,020
John L. Manley	165,000	190,000	355,000
Stephen K. Roddenberry	170,000	185,022	355,022
Jill B. Smart	110,000	175,020	285,020
Paul H. Stebbins	105,000	165,017	270,017
1.The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the non-management independent directors in 2023. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2021 Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 12 to the notes to the consolidated financial statements in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2023.
2.The aggregate number of RSUs and stock units held by each non-management director serving as at December 31, 2023 was as follows:

Name	RSUs	Stock Units(a)	Total Units(b)
Ken Bakshi(a)	24,984	14,091	39,075
Jorge L. Benitez	8,305	—	8,305
Sharda Cherwoo	7,454	—	7,454
Richard A. Kassar	24,133	—	24,133
John L. Manley	9,841	—	9,841
Stephen K. Roddenberry	24,559	—	24,559
Jill B. Smart	7,454	—	7,454
Paul H. Stebbins	7,028	—	7,028
a.Includes 14,091 stock units for Mr. Bakshi, which represents stock awards he received that he previously elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.
b.For a discussion of the applicable vesting terms of these RSUs and stock units, please see the “Security Ownership of Certain Beneficial Owners and Management” table and related footnotes for each director beginning on page 77.
Director Stock Ownership Guidelines
After joining the Board, each non-management director is required to accumulate ownership in our common stock over a five-year period of at least five times their annual fee for service on the Board, or $500,000. All of our non-management directors are in compliance with these guidelines. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

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Information Concerning Executive Officers

The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns and Rau are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	67	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	61	2007
John P. Rau Executive Vice President, Global Aviation, Land and Marine	61	2016
IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since 2007. From 2002 to 2007, Mr. Birns served as Vice President and Treasurer of Arrow Electronics, Inc., a NYSE company and global provider of technology products, services and solutions. Prior thereto, he served as Treasurer of Arrow Electronics, Inc. from 1996 to 2002 and Assistant Treasurer from 1989 to 1996. Mr. Birns is the vice chairman of the board of trustees of the New World Symphony of Miami, Florida. Since 2023, Mr. Birns has also served as a member of the board of directors and the chair of the audit committee of Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence driven clean energy solutions and services.
JOHN P. RAU has served as our Executive Vice President of Global Aviation and Marine since March 2016 and assumed responsibility for Global Land, effective April 1, 2022. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American’s supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines’ Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

World Kinect 2024 Proxy Statement	43

Letter from the Chair of the Compensation Committee

Dear Fellow Shareholders,
As the Chair of the Compensation Committee, I would like to thank you for your continued investment in World Kinect and your support for the executive leadership team and the Company’s Board of Directors.
Since the outcome of the Company’s 2023 say-on-pay vote, the Compensation Committee has been focused on understanding underlying shareholder concerns and developing appropriate, responsive actions. We conducted an extensive shareholder engagement effort and heard a diverse range of shareholder perspectives that were shared with the Compensation Committee and the full Board. I personally led these meetings and would like to thank all of you, who met with us, for your candid and constructive feedback.
Supporting Our Transformation Strategy
As detailed in last year’s proxy statement, at the end of 2022, World Kinect launched a transformation strategy to expand our energy solutions business around the globe. The demand for low-carbon energy and digital services continues to increase, and this transformation is focused on evolving our products and service offerings to support our customers in their transition to a sustainable future.
To support the execution of this plan and help ensure that executive compensation is aligned with the creation of long-term shareholder value, the Compensation Committee, in consultation with its independent compensation consultants, approved performance-based equity awards in 2022 to our CEO and other members of our senior leadership team whose contributions are integral to World Kinect’s success in executing this transformation effort. These transformational awards can be earned (at threshold level of performance) only if our total shareholder return, or TSR, increases by about 30% over the three-year performance period.
Addressing Topics Raised During Engagement
Following the 2023 say-on-pay vote and our extensive shareholder engagement, we determined that, while shareholders generally appreciated the rationale for the transformational awards granted to our CEO and other NEOs, many wanted more transparency on the performance levels required to earn the awards.
To provide shareholders with more detail on the specific TSR milestones associated with the vesting of these awards, prior to the 2023 Annual Meeting we made available a supplemental filing with detailed disclosure of the performance hurdles. Following the 2023 Annual Meeting, the Compensation Committee also took additional actions in response to shareholder feedback. The Compensation Committee:
1.Committed not to modify the 2022 Transformational Award metrics during the term of the awards and, based on the unique factors that led to grant of the 2022 Transformational Awards, confirmed that these one-time awards are not indicative of future equity award levels;
2.Reaffirmed that special awards should be rare and additional special equity awards to executives would not be granted absent compelling circumstances; and
3.Confirmed that any future special awards would be accompanied by a robust disclosure of the underlying performance objectives.
Changes to Our 2024 Executive Compensation Program
Additionally, the Compensation Committee has modified the 2024 Annual Incentive Program in direct response to shareholder input by:
1.Increasing the weighting of the financial metric component of the program from 60% to 75%;
2.Reducing the number of strategic objectives and the allocated weighting in the program from 40% to 25%; and

44	World Kinect 2024 Proxy Statement

Letter from the Chair of the Compensation Committee
3.Allocating a specific weighting to each strategic objective to provide additional transparency to shareholders of the Compensation Committee’s assessment of the relative importance of each objective and performance achieved, subject to a cap of 100% of target.
In response to shareholder preferences, in this year’s proxy statement we have also expanded our disclosure on the level of performance achieved by the named executive officers against the strategic objective targets for 2023.
I am honored to serve as Chair of our Compensation Committee and will continue to work to ensure that our compensation program supports our strategic priorities and motivates our management team to address the challenges of a rapidly transforming energy industry and deliver shareholder value.
On behalf of the Compensation Committee, we appreciate the input our shareholders have shared with us and look forward to continuing this dialogue in 2024 and beyond.
Sincerely,
Ken Bakshi, Chair of the Compensation Committee

World Kinect 2024 Proxy Statement	45

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation policies and practices as they relate to our three named executive officers (“NEOs”) as of December 31, 2023, identified below.

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
John P. Rau	Executive Vice President, Global Aviation, Land and Marine
As discussed in Proposal 2 of this proxy statement, we are conducting a say-on-pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below. To assist you with this vote, you should review this information, including our compensation philosophy, the design of our executive compensation programs and how we believe these programs contribute to our financial performance and the achievement of our long-term strategy.
Compensation Discussion and Analysis
TABLE OF CONTENTS

Executive Summary	47
Principles of Our Executive Compensation Program	47
2023 Executive Compensation Highlights	47
2023 Performance Highlights	49
Executive Compensation Practices	50
Overview of the 2023 Executive Compensation Program	51
Annual Base Salary	52
Annual Incentive Program	52
2023 AIP Performance Determinations	53
Adjusted EBITDA Performance Assessment	53
Strategic Objectives Performance Assessment	53
Compensation Committee Exercise of Discretion	55
Annual Long-Term Incentive Program	55
2023 – 2025 PRSUs	56
2021 – 2023 PRSUs	57
Changes to the 2024 Executive Compensation Program in Response to Shareholder Feedback	58
Annual Compensation Setting Process	59
Evaluating Compensation Program Design Using Compensation Comparison Companies	59
Role of Independent Compensation Consultant	60
Employee Benefits and Executive Perquisites	61
Other Compensation Practices	62
Clawback Policy	62
Equity Grant Practices	62
Stock Ownership Policies	62
Derivatives, Hedging and Pledging Transactions	63
Compensation Committee Report	63
Executive Compensation Tables	64

46	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
Principles of Our Executive Compensation Program
Our executive compensation program is designed to attract and retain our executives and motivate them to deliver results that support our growth strategy. We structure our executive compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. Consistent with that objective, we select performance metrics and targets that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, resulting in positive returns for our shareholders and other stakeholders.
2023 Executive Compensation Highlights
OUR EXECUTIVE COMPENSATION IS PREDOMINANTLY AT RISK AND PERFORMANCE BASED
For 2023, 86% of the CEO’s target compensation was at risk, and 77% of our other NEOs’ target compensation was at risk, for our other NEOs, with compensation value tied specifically to our stock price performance and/or achievement of rigorous, pre-established performance metrics.

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NEOS
NO CHANGES TO CEO 2023 TOTAL TARGET COMPENSATION
In consultation with Compensation Strategies, Inc., its independent compensation consultant, the Compensation Committee determined not to increase the CEO’s target total compensation package for 2023. Target total compensation for Messrs. Birns and Rau was increased to reflect expanded scope of responsibilities and market benchmarks for comparable roles, as further described below.
THE COMPENSATION COMMITTEE APPLIED DISCRETION TO REDUCE 2023 ANNUAL INCENTIVE PAYOUTS
Reflecting on our overall Company performance for 2023, the Compensation Committee applied its discretionary authority to reduce payouts under the 2023 annual incentive program from 86% of target to 71% for the CEO and 72% for each of Messrs. Birns and Rau.
2021-2023 LONG-TERM PERFORMANCE EQUITY AWARDS FORFEITED IN THEIR ENTIRETY
As our 2023 adjusted earnings per share, or adjusted EPS, results did not meet the minimum threshold level of performance, the 2021 – 2023 performance-based restricted stock units (“PRSUs”) with a grant date value of $1,700,000 for Mr. Kasbar, $700,000 for Mr. Birns and $450,000 for Mr. Rau, were forfeited and cancelled in their entirety as of the end of the 2021 to 2023 performance period, further demonstrating our commitment to aligning pay outcomes with the experience of our shareholders over the performance period.
THE COMPENSATION COMMITTEE ADOPTED A CLAWBACK POLICY
In 2023, the Compensation Committee adopted a NYSE-compliant clawback policy, under which our Section 16 officers, including our NEOs, are required to repay or return certain variable performance-based incentive compensation payments received during a three fiscal-year recovery period immediately preceding a financial restatement, subject to limited exceptions, to the extent that

World Kinect 2024 Proxy Statement	47

Compensation Discussion and Analysis
these payments exceed the amount of performance-based incentive compensation that would have been received by our Section 16 officers during the period had they been determined based on the relevant restated amounts. The return of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of the accounting restatement. The full text of the clawback policy can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
WE LISTENED AND RESPONDED TO OUR SHAREHOLDERS
We strive to design our executive compensation program to strongly align with the interests of our shareholders. Historically, our shareholders have overwhelmingly supported our executive compensation program, with approval levels generally above 90% over the past 10 years. In 2023, however, we received a negative say-on-pay recommendation from two major proxy advisory firms and began broad-based engagement to understand our shareholders’ concerns. While shareholders did approve the compensation of our named executive officers at our 2023 Annual Meeting, we were nonetheless disappointed in the level of overall support.
The Compensation Committee and the full Board took the concerns raised by our 2023 say-on-pay vote seriously, and in response, focused their efforts on understanding the perspectives of our shareholders in order to develop appropriate actions. In connection with the 2023 say-on-pay proposal, we conducted an expanded shareholder engagement effort between the filing of our 2023 proxy statement and the 2023 Annual Meeting and again in the fall of 2023 and early 2024. The Compensation Committee Chair, with the support of the Chair of both the Sustainability & Corporate Responsibility and Technology & Operations Committees, as well as representatives from our investor relations, legal, talent management and sustainability teams, led and attended these telephonic one-on-one meetings focused specifically on executive compensation, corporate governance, and sustainability.

We reached out to our Top 20 shareholders representing ~60% of our outstanding shares	We met one-on-one with 6 shareholders representing ~43% of our outstanding shares	100% of meetings attended by independent board members

Throughout the engagement meetings, shareholders shared diverse perspectives on various aspects of our executive compensation program. A majority of shareholders who met with us focused on the 2022 Transformational Award provided to our CEO outside of the annual compensation program and the initial lack of performance metrics disclosure as the key drivers behind their opposition to the 2023 say-on-pay proposal. These 2022 Transformational Awards were granted in the form of “at-risk” PRSUs, which generally can be earned from 0% to 200% of a target award level based on our achievement of absolute TSR goals over a three-year performance period beginning on the grant date. Earned 2022 Transformational Awards will vest 50% when performance against the absolute TSR goals is evaluated and measured, and 50% on the fourth anniversary of the original grant date, generally subject to continued service by the awardee. For purposes of the 2022 Transformational Awards, absolute TSR achievement will be measured based on the volume-weighted average trading price for the 30 consecutive trading days prior to each of the grant date and the end of the performance period. While shareholders were generally supportive of the overall performance-based nature of the executive compensation program design, many expressed a preference for a greater allocation of the annual incentive opportunities to financial performance metrics. The following table outlines key feedback we received from our shareholders as it relates to our executive compensation program and the responsiveness actions the Compensation Committee has implemented in light of these discussions.

What We Heard from Shareholders	Actions Taken in Response

Expressed concerns about the initial lack of performance metrics disclosure for the 2022 Transformational Award for the CEO
•We disclosed performance metrics for the Transformational Awards in the supplemental proxy materials filed on June 7, 2023, which was positively received by investors.
•The Compensation Committee reaffirms that special awards should be rare and commits not to grant additional special equity awards to executives absent compelling circumstances. The Compensation Committee also expects that any future special awards will be accompanied by a robust disclosure of the underlying performance objectives. In addition, the Compensation Committee commits not to modify the 2022 Transformational Awards metrics during the term of the awards and, based on the unique factors that led to the 2022 Transformational Awards, does not believe that these one-time awards are indicative of future equity award levels.

48	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis

What We Heard from Shareholders	Actions Taken in Response

Expressed a preference for a higher weighting allocation toward the financial metric in the annual incentive program	•We increased the weighting of the financial performance metrics in the 2024 annual incentive program from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25%.

Requested greater transparency around the strategic objectives and achieved performance results used to inform the annual incentive program payouts
•We enhanced our disclosure in this proxy statement to provide a greater level of transparency around specific strategic objectives, achieved results, and determination of final payouts.
•For the 2024 annual incentive program, we simplified the strategic objectives component by substantially reducing the number of objectives. Each objective is: weighted based on the Compensation Committee’s assessment of the significance of the objective’s contribution to our long-term ability to create shareholder value; evaluated and rated by the Compensation Committee; and assigned a payout percentage ranging from 0% to 100%. The overall weighted average payout under the strategic objectives component of the annual incentive program is then calculated, capped at 100% of target.

Emphasized the importance of adopting a clawback policy
•We have adopted a New York Stock Exchange (“NYSE”) compliant clawback policy that generally requires our NEOs (among others) to repay certain variable performance-based incentive compensation payments received during a three fiscal-year recovery period preceding a financial restatement, in the event of a financial restatement.

Additional details on these actions are provided below in the section “Changes to the 2024 Executive Compensation Program in Response to Shareholder Feedback,” beginning on page 58.
We believe the responsiveness actions approved by the Compensation Committee directly address feedback conveyed to us by our shareholders. We are grateful to all shareholders who met with us and shared their candid perspectives. The Compensation Committee and the full Board look forward to continuing this important dialogue beyond the say-on-pay vote to help ensure alignment of our executive compensation program with our shareholder views.
2023 Performance Highlights
WE CONTINUED TO TRANSFORM OUR OPERATIONS IN 2023
In 2023, we made meaningful progress in all three of our business segments as we executed on our transformation plan to deliver a higher quality of earnings and a more predictable and synergistic services portfolio with increased availability of renewable energy and lower carbon fuels. We delivered solid core operating results and healthy profitability, with adjusted EBITDA of $386 million. We generated $271 million of operating cash flow, and our strong liquidity profile allowed us to return significant capital to shareholders, with $94 million in share buybacks and dividends in 2023. We are focused on advancing our platform through the implementation of our transformation strategy in 2024 and beyond to build sustained shareholder value.
2023 Full-Year Performance

Adjusted EBITDA $ MM	Operating Cash Flow $ MM	Capital Return to Shareholders(1) $ MM

1.Consists of share buybacks and dividends.

World Kinect 2024 Proxy Statement	49

Compensation Discussion and Analysis
Executive Compensation Practices
We are committed to sound executive compensation policies and practices, as highlighted in the following table.

Rigorous performance targets and metrics
Both the achievement and formulaic payout calculation of adjusted EBITDA performance under our 2023 annual cash incentive award program were below target, and the formulaic payouts were reduced further by the Compensation Committee’s exercise of negative discretion to better align payouts with overall Company performance; 2021-2023 PRSUs were forfeited as adjusted EPS performance was below the threshold level.

Multi-year vesting and performance periods
Our service-based equity awards (“RSUs”) are generally subject to multi-year vesting periods. Our PRSUs generally have three-year performance periods, with additional post-vesting holding requirements.

Prohibition on hedging, and short sales	We prohibit short sales and hedging of shares. Pledged shares do not count towards compliance with our stock ownership guidelines.

Stock ownership and retention guidelines
We have robust stock ownership guidelines for our NEOs, including a seven times annual base salary requirement for our CEO, five times annual base salary requirement for our CFO, and three times annual base salary requirement for other executive officers. In addition, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual eases to be an executive officer, if earlier).

No repricing	We do not allow repricing or buy-outs of stock options or stock appreciation rights without shareholder approval.

Clawback policy
We have a clawback policy that complies with new SEC rules and NYSE listing standards for our Section 16 officers, including the NEOs, for the recovery of certain erroneously awarded performance-based incentive compensation.

No extensive perquisites	We do not provide extensive perquisites to our NEOs.

No tax gross-ups on perquisites or change of control benefits	We do not provide tax gross-ups on perquisites or change of control benefits.

Double-trigger change of control provisions, with no liberal change of control definitions	We have double-trigger change of control provisions in employment arrangements and for the acceleration of equity awards. These arrangements do not contain liberal change of control definitions.

No pension or other supplemental benefits	We do not provide pension or supplemental retirement plan benefits.

Annual compensation risk assessment	The Compensation Committee oversees an annual risk assessment of our compensation program.

Independent compensation consultant	The Compensation Committee directly retains an independent compensation consultant that reports directly to the Compensation Committee.

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Compensation Discussion and Analysis
Overview of the 2023 Executive Compensation Program
Compensation Philosophy
Our executive compensation programs are designed to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability; (ii) focus on rewarding the types of performance that increase shareholder value; (iii) link executive compensation to our long-term strategic objectives and (iv) align executives’ interests with those of our shareholders.
Elements of Compensation
Our Compensation Committee uses a variety of compensation elements to establish individual compensation programs for each of our NEOs. As we discussed in our 2023 Proxy Statement, in 2022 the Compensation Committee reduced the percentage of total target compensation that was payable in cash and allocated a larger portion of incentive opportunity to long-term equity awards to foster stronger alignment with long-term value creation. As a result, 60% of long-term incentives vest based on the achievement of pre-established performance conditions and 40% vest based on service requirements. For 2023, the Compensation Committee maintained the same shareholder-aligned approach. The table below provides an overview of our 2023 compensation program elements, along with the purpose and material terms of each of these elements.

Element				Purpose	Form of Payout	Material Terms

Fixed		Annual Base Salary		Provide a competitive level of fixed compensation.	Cash	Reflects internal pay equity considerations and may be increased periodically based on factors such as market conditions, changes in roles or expansion of duties.

Variable	Short-Term	Annual Incentive Program (AIP)	Profitability Metric	Motivate executives to achieve superior financial performance over a one-year period.	Cash	Represents 60% of AIP
Earned based on achievement of adjusted EBITDA
Payouts range from 35% at threshold to 200% at maximum

			Strategic Objectives	Motivate and reward achievement of strategic goals that contribute to our long-term growth and operational excellence.	Cash	Represents 40% of AIP
Earned based on pre-established and approved Strategic Objectives
Payouts capped at 100%

	Long-Term	Annual Long-Term Incentive Program (LTIP)	PRSUs	Incentivize executives to sustain long-term performance.	Equity-based	Represents 60% of annual LTIP award
Vests after a 3-year performance period
Earned based on adjusted EPS, with a modifier based on adjusted ROIC
Payouts range from 30% at threshold to 200% at maximum
Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting

			RSUs	Provide a retention incentive that promotes sustained stock ownership and alignment with stock price performance.	Equity-based	Represents 40% of the annual LTIP award
Vest ratably over 3 years
Subject to retention policy, 50% of the shares received net of taxes are required to be held for 3 years post-vesting

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Compensation Discussion and Analysis
Annual Base Salary
The Compensation Committee generally considers compensation data from the Company’s compensation comparison companies in evaluating the appropriate level of base salaries for our NEOs. Typically, when considering an adjustment to an NEO’s base salary, the Compensation Committee reviews the survey data—provided by its independent compensation consultant—and evaluates the NEO’s position relative to the market, level of responsibility, experience, internal placement and overall performance. The Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and overall contribution to success, improving health and safety, demonstrating leadership and achieving specific individual performance goals.
The table below shows base salaries for our NEOs. While no salary changes were made during 2023, Messrs. Birns’ and Rau’s base salaries were increased in late 2022 (as reported in last year’s CD&A) to reflect their additional responsibilities and to better align their respective salaries with industry levels and the compensation comparison group companies.

	Annual Base Salary
NEO	As of December 2022 ($)	Year Ended 2023 ($)	Difference ($)
Kasbar	1,000,000	1,000,000	No change
Birns	700,000	700,000	No change
Rau	700,000	700,000	No change
Annual Incentive Program (“AIP”)
We pay performance-based annual cash incentive awards to our executives to foster a results-driven, pay-for-performance culture, and to align executives’ interests with those of our shareholders. Annual cash incentive awards are earned according to the achievement of company-wide financial metric and company-wide strategic objectives. Our Compensation Committee selects performance metrics that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results and driving sustainable long-term growth and value for shareholders.
For the annual performance-based portion of our 2023 executive compensation program, the Compensation Committee continued to use a combination of adjusted EBITDA performance and strategic objectives that the Compensation Committee believes will contribute to sustainable growth over the long term. We define adjusted EBITDA as net income (loss), excluding the impact of interest, income taxes, and depreciation and amortization and adjusted for non-operational items as appropriate, such as those associated with acquisition-related charges and restructuring-related costs. The Compensation Committee believes that adjusted EBITDA continues to be the appropriate metric as it is a strong indicator of our business’ financial performance and is one of the key financial metrics provided to our investors as measurements of our current and future operational success. In order to foster a culture of collaboration with a shared focus and commitment, the Compensation Committee determined that it would utilize adjusted EBITDA as the performance metric for all of our NEOs’ annual incentive programs in 2023 and that the strategic objectives would be composed of a limited number of qualitative and quantitative objectives.

Our 2023 AIP annual cash incentive opportunity was based (1) 60% on adjusted EBITDA performance and (2) 40% on achievement of pre-established qualitative and quantitative strategic objectives. While the adjusted EBITDA performance is subject to a maximum payout of 200%, the strategic objectives are subject to a maximum payout of 100%, resulting in an effective combined maximum payout of 160%. Following the end of the performance year, the Compensation Committee determines the extent to which the financial metric and strategic objectives have been met and any subsequent amounts to be paid out.
As discussed above, for 2023, the Compensation Committee, in consultation with its independent compensation consultant, reviewed compensation targets for our compensation comparison group and determined to increase the annual cash incentive opportunity for Mr. Birns in recognition of his critical contributions to the strategic and financial performance of the Company and increase Mr. Rau’s annual cash incentive opportunity due to his significantly increased responsibilities for the commercial business following another executive’s departure from the Company.

52	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
The table below reflects AIP target annual cash incentive opportunity amounts for our NEOs.

	Annual Cash Incentive Opportunity
	2022			2023
NEO	Adjusted EBITDA Performance (60%) ($)	Strategic Objectives (40%) ($)	Total ($)	Adjusted EBITDA Performance (60%) ($)	Strategic Objectives (40%) ($)	Total ($)	% Change from 2022 to 2023
Kasbar	1,050,000	700,000	1,750,000	1,050,000	700,000	1,750,000	No change
Birns	405,000	270,000	675,000	450,000	300,000	750,000	11%
Rau	390,000	260,000	650,000	450,000	300,000	750,000	15%
2023 AIP Performance Determinations
Adjusted EBITDA Performance Assessment
The process used to set annual adjusted EBITDA targets starts with a review of our plans and projections following bottom-up planning from the field. Adjusted EBITDA targets may increase or decrease year-over-year, taking into account, among other things, industry conditions in the markets we serve, our expectations about commodity prices and other costs related to the products and services we offer, our cash requirements and activity growth potential, as well as assumptions relating to our acquisition and divestiture activities.
For 2023, the target performance level was set at $390 million, with threshold level of performance set at 85% of target and maximum at 120%. A curvilinear approach was used to determine payouts between performance levels. Actual adjusted EBITDA for 2023 was determined to be $386.4 million (99% of target), resulting in an initial payout of approximately 91% of target for the adjusted EBITDA performance portion of the AIP.

Performance Level (Payout %)	Threshold (35%)	Target (100%)	Maximum (200%)	Actual (1)	Achievement % (vs. Target)	Payout (%)
Adjusted EBITDA (% of Target)	$331.5M (80%)	$390.0M (100%)	$468.0M (120%)	$386.4M	99%	91%
1.Represents adjusted EBITDA, as reported by the Company in its earnings release for year ended December 31, 2023 which was furnished to the SEC with our Form 8-K on February 22, 2023. Please refer to such Form 8-K for the calculation of adjusted EBITDA. For 2023, adjusted EBITDA is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements and costs associated with the Finnish bid error, as described in the Company’s filings with the SEC. The Compensation Committee did not make any additional discretionary adjustments to adjusted EBITDA performance for 2023.
Strategic Objectives Performance Assessment
The Compensation Committee also rewards NEOs based on the achievement of certain pre-established qualitative and quantitative objectives that support key strategic and operational areas of focus. The cash amount payable for strategic objectives in 2023 represents up to 40% of the target AIP award for each NEO and cannot exceed that amount.
For 2023, the Compensation Committee established five operational objectives and four financial objectives for the Company for the AIP, which applied to all NEOs. There were no specific weightings assigned to the strategic objectives and no single strategic objective was material to the determination of the overall level of achievement. Performance against the objectives was measured throughout the year and reported to the Compensation Committee.
The Compensation Committee evaluated performance against the operational and financial objectives and, based on that evaluation, assigned an overall rating for each objective. The ratings of “Did Not Meet Expectations,” “Partially Met Expectations,” “Mostly Met Expectations” and “Met Expectations” each correspond to a payout percentage for that objective ranging from 0% to 100%, with overall payout for the strategic objectives capped at a maximum of 100%. The Compensation Committee approved a payout at 78% of target for each of the NEOs (out of a maximum of 100%), which aligned to the straight average of the objective payout percentages.

World Kinect 2024 Proxy Statement	53

Compensation Discussion and Analysis
The strategic objectives, along with achievements and Compensation Committee assessment, are shown in the chart below:

2023 Strategic Objectives
	2023 Objectives	2023 Achievements	Compensation Committee Assessment (Payout %)

Operational Objectives	1.Completion of structured resource allocation for commercial offering portfolio
•Assessed strategic fit of offering portfolio, informed by review of financial metrics, sales characteristics and strategic orientation, with a focus on core portfolio offerings, along with alignment of incentives and personnel
Mostly Met Expectations (80%)

2.Completion of Land business integration
•Established global leadership team for Land business and implemented integrated common operating model and processes in North America
•Transitioned substantial portion of North American market offerings to common operating model
•Completed sale of certain non-core Land businesses
Partially Met Expectations (60%)

3.Development and execution of comprehensive strategy for Kinect business
•Evaluated Kinect portfolio of offerings with a view to business prioritization
•Strengthened sustainability organization structure and leadership team
•Expanded renewable energy solutions offerings in Europe, Asia and North America
•Grew customer base and revenue for sustainability offerings
Partially Met Expectations (60%)

4.Improvement in company-wide operating efficiency
•Improved adjusted operating margin to 26%
•Improved working capital efficiency, reduced the company’s net trade cycle, diversified the capital structure and improved interest expense run-rate
•Continued process improvement initiatives to reduce operating costs; realigned the company’s global indirect procurement group; and implemented structural headcount reductions with significant annualized run-rate savings
Mostly Met Expectations (80%)

5.Rationalization of current business portfolio and development and execution of strategy to support business diversification
•Enhanced Corporate Development and Investor Relations functions by recruiting and onboarding additional key personnel
•Increased analyst coverage of the company’s common stock by three, as well as overall investor engagement
•Completed several conventional and sustainable energy transactions while building a portfolio of sustainable energy related opportunities
Partially Met Expectations (60%)

Financial Objectives	1.Improve legacy North America Land Operating Margin	•Achieved an improvement in operating margin	Partially Met Expectations (60%)

	2.Deliver targeted increase in Kinect gross profit (excluding Natural Gas & Power Trading)	•Achieved the targeted increase in gross profit	Met Expectations (100%)

	3.Deliver targeted increase in operating cash flow	•Generated $271 million in operating cash flow, a 96% increase from 2022	Met Expectations (100%)

	4.Deliver a targeted return on invested capital	•Achieved the targeted adjusted return on invested capital	Met Expectations (100%)
Overall Strategic Objectives Payout % (average of individual objective payout percentages)			78%

54	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
Compensation Committee Exercise of Discretion
During the first quarter of 2024, the Compensation Committee met to review the annual performance of the NEOs and to determine overall 2023 AIP payouts.
As described above, the formulaic payout of adjusted EBITDA performance was determined to be 91% of target; payout for the strategic objectives was determined to be 78%. The combined weighted payout (60% for adjusted EBITDA performance and 40% for strategic objective performance) was calculated to be 86% of target.
Reflecting on our overall Company performance for 2023, however, as well as the non-recurring financial adjustments in the fourth quarter, the Compensation Committee exercised negative discretion and reduced 2023 AIP payouts by $250,000 for Mr. Kasbar and $100,000 for each of Messrs. Birns and Rau, resulting in the final amounts shown in the table below, representing 71% - 72% of total annual incentive opportunity:

	Opportunity	Calculated				Actual after Committee Discretion
NEO	Annual Incentive Total ($)	EBITDA Performance (@ 91% Payout) ($)	Strategic Objectives (@ 78% Payout) ($)	Total ($)	% of Total Opportunity	Committee Negative Discretion ($)	Final Amount Awarded ($)	% of Total Opportunity
Kasbar	1,750,000	954,000	546,000	1,500,000	86%	(250,000)	1,250,000	71%
Birns	750,000	408,500	233,500	643,000	86%	(100,000)	543,000	72%
Rau	750,000	408,500	233,500	643,000	86%	(100,000)	543,000	72%
The Compensation Committee believes that the final incentive amounts are appropriate and accurately reflect their assessment of overall performance of both the NEOs and the Company for 2023.
Annual Long-Term Incentive Program

For the 2023 long-term incentive program (“LTIP”), the Compensation Committee approved a mix of PRSUs and RSUs to balance retention and alignment with long-term value creation. The Compensation Committee believes that service-based RSUs, which are tied to a fixed number of shares on the grant date, provide a retention incentive that promotes sustained stock ownership and alignment with stock price performance, while PRSUs incentivize and reward executives for long-term sustained performance. Under the LTIP, the Compensation Committee approves a target LTIP value, which is denominated in dollars, and then executives are granted PRSUs (that can be earned from 0% to 200% of target) with a fair market value of 60% of the target LTIP value and RSUs with a fair market value of 40% of the target LTIP value. The service-based RSUs generally vest annually in equal installments over a three-year period beginning on the first anniversary after the grant date. The PRSUs are generally based on Company performance in respect of selected financial metrics over a three-year period and vest on the date after the end of the performance period once the Compensation Committee has determined the extent to which the performance goal has been achieved.
As discussed above, for 2023, the Compensation Committee, in consultation with its independent compensation consultant, reviewed long-term incentive compensation targets for our compensation comparison group and determined to maintain the target opportunity for Messrs. Kasbar and Birns unchanged from 2022; however, Mr. Rau’s long-term incentive opportunity was increased due to his significantly increased responsibilities for the commercial business following another executive’s departure from the Company and to better align his overall compensation with shareholders through increased equity incentives.

World Kinect 2024 Proxy Statement	55

Compensation Discussion and Analysis
The table below shows the 2023 target long-term incentive opportunity for each of our NEOs.

	Long-Term Incentive Opportunity
	2022	2023
NEO	Total ($)	Target PRSUs (60%) (1) ($)	Service-Based RSUs (40%) (1) ($)	Total ($)	Change from 2022 ($)
Kasbar	4,500,000	2,700,000	1,800,000	4,500,000	No change
Birns	1,550,000	930,000	620,000	1,550,000	No change
Rau	1,150,000	930,000	620,000	1,550,000	+400,000
1.The number of RSUs and target PRSUs awarded is calculated by dividing the respective target long-term opportunity by the grant date fair market value, as defined in the 2021 Plan. Please refer to the Grants of Plan-Based Awards table for the actual number of target PRSUs and RSUs granted.
PERFORMANCE-BASED PRSUs
2023 – 2025 PRSUs
Consistent with prior years, for the 2023-2025 PRSUs awarded under the LTIP, the Compensation Committee decided to continue to use growth in adjusted EPS as the primary financial metric, as modified by our adjusted return on invested capital, or adjusted ROIC, to adjust, positively or negatively, the performance level achieved. The Compensation Committee believes that while adjusted EPS reflects execution of our strategy to grow earnings, adjusted ROIC measures the efficiency with which our NEOs allocate capital resources to drive that growth, taking into account the quantity of earnings and the quality of earnings and investments that drive sustainable growth and shareholder value. The Compensation Committee believes that utilizing these two metrics (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term growth in EPS and to share in increases in our market value, while maintaining effective use of our capital resources. These performance metrics also align with our strategic focus of driving sustainable growth, efficiently using our available capital and increasing the value of our common stock for shareholders.

Adjusted EPS	x	Adjusted ROIC Multiplier %	=	Payout

In early 2023, the Compensation Committee determined the threshold, target and maximum adjusted EPS levels for the 2023 – 2025 performance period based on our rigorous internal targets and confidential operating plan, which was developed to support the achievement of our publicly disclosed 2026 financial targets. As in prior years, the Compensation Committee remains committed to disclose a full set of performance ranges and achieved results upon completion of the performance period.
Adjusted EPS targets for all performance levels were increased generally by 4 to 6% from those used for the 2022 – 2024 PRSUs, with the maximum performance set at a level that could only be attained when applicable results are exceptional and justify the higher payout. The Compensation Committee then established the adjusted ROIC performance levels—which were also increased from the 2022 – 2024 PRSU award levels—that would be utilized to adjust the number of PRSUs that would be earned within the ranges set forth below in respect of the level of adjusted EPS achieved for the performance period. In the event that performance falls anywhere between the foregoing levels, linear interpolation is applied to determine the appropriate payout.
For 2023, the payout percentages at the threshold level were set above those utilized in 2022 in light of the increase to all adjusted EPS target levels, as well as the increase in the ROIC modifier range. Consequently, as shown below, the payouts for threshold level performance, as adjusted for ROIC, increased from a range of 20% to 30% in 2022 to a range of 30% to 50% in 2023. The table below sets forth the payout ranges for the 2023 – 2025 PRSUs.

	Adjusted ROIC Performance Level
Threshold	30%	40%	50%
Target	80%	100%	120%
Maximum	160%	180%	200%

56	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
2021 – 2023 PRSUs
In early 2024, the Compensation Committee evaluated our adjusted EPS performance for the 2021 – 2023 performance period against metrics that had been set early in 2021. The performance targets were set at difficult-to-attain levels, with threshold and target performance levels set at about 80% to 100% above actual adjusted 2020 EPS of $1.15 per share (which was severely impacted by the COVID-19 pandemic).
Similar to last year’s results with respect to the 2020 – 2022 PRSUs, as the adjusted EPS did not meet the threshold, the 2021 – 2023 PRSUs were forfeited and cancelled in their entirety without payout, and, consequently, the adjusted ROIC performance was not factored into the performance determination.

Performance Level	Threshold	Target	Maximum	Actual
Adjusted EPS	$2.05	$2.30	$2.95	$1.95
Payout (With ROIC modifier)	(30% - 50%)	(80% -120%)	(160% - 200%)	0%

World Kinect 2024 Proxy Statement	57

Compensation Discussion and Analysis
Changes to the 2024 Executive Compensation Program in Response to Shareholder Feedback
In response to shareholder feedback received during our engagement meetings conducted in the fall of 2023 (and into early 2024), the Compensation Committee increased the weighting of the financial performance metric (adjusted EBITDA) in the 2024 AIP from 60% to 75%, with the strategic objectives weighting reduced from 40% to 25% respectively. The Compensation Committee believes that the higher weighting is consistent with best practice and appropriate in light of our continued focus on operating efficiency and driving sustained growth. As in prior years, payout on the adjusted EBITDA metric will range from 0% to a maximum of 200%, depending on Company performance during 2024.
Increased Weighting of Financial Metric in Annual Incentive Program

g
We have also simplified the strategic objectives component for 2024 by substantially reducing the number of objectives, with each objective weighted based on the Compensation Committee’s assessment of the significance of the objective’s contribution to our ability to create long-term shareholder value. Performance for each objective will be evaluated by the Compensation Committee in accordance with a rating scale with each rating corresponding to a payout percentage ranging from 0% to 100%. An overall weighted average payout percentage under the strategic objectives component of the AIP will then be calculated, with the payout percentage remaining capped at 100% of target.
Simplified Strategic Objectives with Weightings and Payout Percentages

2023	g
Objective 1
Objective 2		2024
Objective 3		Objective 1	Weighting 1%	Payout 1%
Objective 4		Objective 2	Weighting 2%	Payout 2%
Objective 5		Objective 3	Weighting 3%	Payout 3%
Objective 6		Overall	100%	Weighted Average Payout Capped at 100%
Objective 7
Objective 8
Objective 9

58	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
Annual Compensation Setting Process
Annually, the Compensation Committee reviews and assesses:
•each NEO’s responsibilities and role with respect to overall corporate policy-making and strategy, management, operations and administration, as well as the importance of retaining the executive and his or her individual performance;
•recent and historical financial performance and forecasts for the current and upcoming years, recent stock price movements and other market related impacts, current and expected business conditions, including global oil prices and cost of capital; and
•the nature, amounts, award terms and mix of all elements of the NEOs’ compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles.
The Compensation Committee also reviews a detailed historical compensation analysis to ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee of ours. This analysis includes information such as the aggregate amounts realized from prior years’ compensation, the potential future payout scenarios at various levels of achievement—taking into account any outstanding unearned performance-based awards—and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO’s shareholdings in our stock (what some commentators call an “accumulated wealth analysis”). However, the Compensation Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO’s compensation for a given year.
The Compensation Committee also considers the recommendations of our Chief Executive Officer with respect to setting the compensation of our other executive officers.
Evaluating Compensation Program Design Using Compensation Comparison Companies
We believe our business model is unique and that there are few, if any, companies of a similar size and complexity engaged globally in all of our lines of business. During 2022, the Compensation Committee engaged with its independent compensation consultant to revise the compensation comparison group by drawing from the companies in the industry sectors listed above, along with those considered peers by proxy advisory groups, and peers of peers—with a specific focus on companies in our GICS sector, Energy. The Compensation Committee also took into account the companies’ relative financial size (with a specific focus on net income and market capitalization). The compensation comparison group for 2023, shown in the chart below, is unchanged from the prior year, with the exception of the exclusion of Renewable Energy Group due to its acquisition by Chevron in June 2022 and the replacement of HollyFrontier Corporation with HF Sinclair Corporation, its parent company.

World Kinect 2024 Proxy Statement	59

Compensation Discussion and Analysis

2023 Comparison Companies (n=19)
Atlas Air Worldwide Holdings, Inc.	J.B. Hunt Transport Services, Inc.	Ryder System, Inc
C. H. Robinson Worldwide, Inc.	Kirby Corporation	Southwestern Energy Company
Delek US Holdings, Inc.	Landstar System, Inc.	Sysco Corporation
Expeditors International of Washington, Inc.	PBF Energy Inc.	United Natural Foods, Inc.
HF Sinclair Corporation	PDC Energy Inc.	W.W. Grainger, Inc.
Hub Group, Inc.	Performance Food Group Corporation	XPO Logistics, Inc.
Range Resources Corporation
The Compensation Committee used data derived from the revised compensation comparison companies group shown above to inform its decisions about NEO compensation including amounts, design and mix of pay components. Although the Compensation Committee believes comparison compensation and performance data can be useful, it does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Compensation Committee does not set the executives’ target total direct compensation (“TDC”), or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it more generally considers, as part of the overall compensation discussion, base salary, as well as the target and actual short- and long-term incentive compensation of the NEOs against the 50th percentile of the comparison group. For 2024, the Compensation Committee, based on the recommendation of its independent compensation consultant, relied on the same compensation comparison group of companies.
Role of Independent Compensation Consultant
In connection with the setting of 2023 executive compensation, the Compensation Committee engaged and received advice and assistance from its independent compensation consultant, Compensation Strategies, Inc. Compensation Strategies provides services solely to the Compensation Committee and reports directly and exclusively to the Compensation Committee. The Compensation Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies meets independence requirements and its work for the Compensation Committee does not raise any conflict of interest.
For 2023, Compensation Strategies provided assistance to the Compensation Committee generally as follows:
•assisted in the preparation and review of quantitative analysis used in the compensation setting process;
•assisted in reviewing the compensation comparison companies group for 2023;
•assisted in developing a competitive analysis of our NEO compensation;
•assisted with the design of the NEOs’ annual and long-term compensation plans;
•provided recommendations for the 2023 compensation for our NEOs;
•performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;
•reviewed the CD&A in the annual proxy statement;
•provided general advice on agreements or other documents the Compensation Committee was asked to approve; and
•provided updates on regulatory developments and market trends related to executive compensation.

60	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
Employee Benefits and Executive Perquisites
Other Benefits and Perquisites
Our NEOs are eligible for the same health and welfare benefits as are available to all our eligible employees during active employment. These benefits include medical, dental, vision, short- and long-term disability, term life insurance and accidental death and dismemberment coverage. Our NEOs also receive additional company paid individual disability insurance coverage and executive life insurance coverage that is available for all officers at the vice-president level and above, plus, for Messrs. Kasbar and Birns, a portion of the cost of coverage for medical and dental insurance. Additionally, Messrs. Kasbar, Birns and Rau are provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.
The total amount of employee benefits and executive perquisites provided to the NEOs during 2023 represents only a small percentage of each NEO’s total compensation and is comprised of those benefits which we believe are necessary to attract and retain executives. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.
Retirement and Deferred Compensation
We maintain the World Kinect Corporation 401(k) Profit Sharing Plan (“401(k) Plan”) to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2023, the maximum employee elective contribution to the 401(k) Plan was $22,500, plus an additional $7,500 for employees who were at least 50 years old in 2023. For 2023, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan.
We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDCP, that we offer to other senior employees based in the United States. As discussed under “Non-Qualified Deferred Compensation” later in this proxy statement, pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual cash incentive award, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP.
In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under the Internal Revenue Code for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar’s employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.
Severance and Change of Control Benefits
Our Compensation Committee believes that it is important to protect our intellectual capital. However, we do not have an employment agreement with any of our NEOs except for Mr. Kasbar, whose agreement has been in place since 2008. In November 2022, in connection with our grant of the 2022 Transformational Awards, we entered into an Amended and Restated Employment Agreement with Mr. Kasbar that eliminated his modified single-trigger provisions relating to a change of control and created a term. As a result, Mr. Kasbar’s employment is subject to a “double-trigger” and he receives a severance payment only if he is terminated without cause or he terminates for “good reason” within 24 months of a change of control (key terms are defined in the agreement).
Our other NEOs are a party to a severance agreement or participate in our executive severance policy that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such arrangements following termination of employment. The Compensation Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Compensation Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

World Kinect 2024 Proxy Statement	61

Compensation Discussion and Analysis
The Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 68 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.
Other Compensation Practices
Clawback Policy
In 2023, in light of new rules promulgated by the NYSE and the SEC, the Compensation Committee adopted a clawback policy to comply with the new requirements, under which our Section 16 officers, including our NEOs, are required to repay or return certain performance-based incentive compensation payments received during a three fiscal year recovery period immediately preceding a financial restatement, without regard to any taxes paid. The amount recoverable is the payment that exceeds the amount of applicable performance-based incentive compensation that would have been received by such officer during such recovery period had it been determined based on the relevant restated amounts, and recovery is subject to only limited exceptions. The return of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Performance-based incentive compensation potentially subject to recovery under the mandatory accounting restatement provisions of the clawback policy is generally limited to any compensation granted, earned or vested (on or after October 2, 2023) based wholly or in part on the attainment of one or more financial reporting measures, and “financial reporting measures” for these purposes includes stock price and total shareholder return. Under the clawback policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the clawback policy would exceed the amount to be recovered, (2) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (3) recovery would likely cause an otherwise tax qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended, and applicable regulations. The Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any executive officer against the loss of such recovered compensation. The full text of the clawback policy can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Equity Grant Practices
Our equity grant policy provides that equity grants made to NEOs related to prior year performance will be effective on March 15 of each year. Equity awards are typically granted in March of each year on or about the 15th or 31st. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10 and November 10.
Under the terms of the 2021 Omnibus Plan and its predecessor equity incentive plans, we are not permitted to cancel outstanding stock options or stock-settled stock appreciation rights (“SSARs”) for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.
Stock Ownership Policies
The Compensation Committee has adopted robust stock retention requirements and stock ownership guidelines to align the interests of our NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in our success.
STOCK RETENTION REQUIREMENT
Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be one of our executive officers, if earlier). All our NEOs are in compliance with these retention requirements.

62	World Kinect 2024 Proxy Statement

Compensation Discussion and Analysis
STOCK OWNERSHIP REQUIREMENT
Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7x
Chief Financial Officer	5x
All Other Executive Officers	3x
The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.
The Compensation Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Compensation Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Compensation Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, such as dispositions due to court-ordered domestic relations orders, or in the event of extreme volatility in our stock price. All of our NEOs were in compliance with the guidelines as of March 31, 2024.
Our directors are also subject to stock ownership requirements as described on page 42 of this proxy statement under “Director Stock Ownership Guidelines.”
Derivatives, Hedging and Pledging Transactions
We prohibit our directors, executive officers, employees and their respective related persons from engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We also do not allow our directors, executive officers, and employees to buy or sell publicly traded options based on our common stock or to engage in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.
We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of our Chief Legal Officer and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer’s respective stock ownership requirement.
Compensation Committee Report
The Compensation Committee is responsible for establishing and administering World Kinect executive compensation programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Ken Bakshi, Chair Richard A. Kassar Stephen K. Roddenberry Jill B. Smart April 16, 2024

World Kinect 2024 Proxy Statement	63

Executive Compensation Tables

Summary Compensation Table
The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Michael J. Kasbar Chairman, President and Chief Executive Officer	2023	1,000,000	4,500,008	—	1,250,000	9,428	42,807	6,802,243
	2022	979,167	11,560,815	—	2,625,000	3,497	103,859	15,272,338
	2021	900,000	3,100,053	—	1,099,000	2,706	39,807	5,141,566
Ira M. Birns Executive Vice President and Chief Financial Officer	2023	700,000	1,550,020	—	543,000	—	30,291	2,823,311
	2022	608,333	3,812,809	—	1,012,500	—	28,402	5,462,044
	2021	600,000	1,040,053	—	614,000	—	31,019	2,285,071
John P. Rau Executive Vice President, Global Aviation, Land and Marine	2023	700,000	1,550,020	—	543,000	—	27,411	2,820,431
	2022	608,333	3,299,397	—	1,005,000	—	25,288	4,938,018
	2021	600,000	590,061	—	534,875	—	24,374	1,749,310
1.For Mr. Kasbar, the 2022 salary reflects a prorated amount of salary increase to $1.0 million effective March 1, 2022.
2.The amounts shown represent the estimated aggregate grant date fair value of the awards made in the year indicated relating to RSUs granted to the NEOs. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in our 2021 Omnibus Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 to the consolidated financial statements for the 2021 fiscal year and Note 12 to the consolidated financial statements for the 2022 and 2023 fiscal years, in each case in Item 15 of the respective Annual Reports on Form 10-K.
3.For 2023, the Stock Awards column for the NEOs reflects the service-based RSUs and the three-year PRSUs that were awarded in March 2023, and reflects an assumption that the required performance goals for the PRSUs will be achieved at target levels. The grant date fair values for the PRSUs issued to the NEOs in 2023, assuming achievement of maximum performance are as follows: for Mr. Kasbar, $5,400,010; for Mr. Birns, $1,860,024; and for Mr. Rau, $1,860,024. A determination of the amount of the PRSUs, if any, that will be earned will be made in March 2026. See “Grants of Plan Based Awards Table” for more information. For 2022, the column includes the Transformational Awards that were granted in November 2022 ($6,059,802 for Mr. Kasbar; and $1,696,751 each for Messrs. Birns and Rau). For accounting purposes, the grant date fair value of the Transformation Awards is based on a Monte Carlo valuation. Consequently, the grant date fair values included in the Summary Compensation Table differ from the target values approved by the Compensation Committee.
4.For 2023, this amount reflects an annual cash incentive award earned by each NEO.
5.For 2023, reflects interest accrued for 2023 in connection with a portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, which was deferred pursuant to a provision of his previous employment agreement that provided that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal (the “Kasbar Accrued Interest”). The portion reflected in this column for 2023 is the portion of the Kasbar Accrued Interest that constitutes “above market earnings” within the meaning of the applicable SEC rules for 2023. The full amount of the Kasbar Accrued Interest is reflected in the “Non-Qualified Deferred Compensation” table” on page 67 of this proxy statement.

64	World Kinect 2024 Proxy Statement

Executive Compensation Tables
6.Details of the 2023 amounts are set forth below in the “All Other Compensation Table”.
All Other Compensation Table

Name	Insurance & Health Benefits(1) ($)	Country Club Membership Dues ($)	Matching Contributions to 401(k)(2) ($)	Total ($)
Michael J. Kasbar	15,894	17,013	9,900	42,807
Ira M. Birns	13,008	7,383	9,900	30,291
John P. Rau	10,128	7,383	9,900	27,411
1.The amounts shown in this column reflect premiums associated with individual disability insurance and executive life insurance, both of which are available for Company management-level employees, and for Messrs. Kasbar and Birns, certain health insurance reimbursements.
2.The amounts shown in this column reflect our matching contributions under our 401(k) plan, which is available for all our employees. For more information about our 401(k) Plan, please see the discussion under “Retirement and Deferred Compensation” on page 61 of this proxy statement.
Grants of Plan-Based Awards
The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Award Type	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Michael J. Kasbar	n/a	02/22/2023	367,500	1,050,000	2,100,000	(1)
	n/a	02/22/2023	—		700,000	(2)
	03/15/2023	02/22/2023				PRSU(3)	33,792	112,641	225,282		2,700,005
	03/15/2023	02/22/2023				RSU(4)				75,094	1,800,003
Ira M. Birns	n/a	02/22/2023	157,500	450,000	900,000	(1)
	n/a	02/22/2023	—		300,000	(2)
	03/15/2023	02/22/2023				PRSU(3)	11,640	38,799	77,598		930,012
	03/15/2023	02/22/2023				RSU(4)				25,866	620,008
John P. Rau	n/a	02/22/2023	157,500	450,000	900,000	(1)
	n/a	02/22/2023	—		300,000	(2)
	03/15/2023	02/22/2023				PRSU(3)	11,640	38,799	77,598		930,012
	03/15/2023	02/22/2023				RSU(4)				25,866	620,008
1.The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2023 annual performance-related cash incentive awards. For 2023, our adjusted EBITDA resulted in a formulaic earning of the adjusted EBITDA portion of the incentive at 91% of target. Please see the discussion regarding the compensation programs for the NEOs beginning on page 51 of this proxy statement for additional information.
2.The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards. For 2023, strategic objectives were earned at 78% of maximum. Please see the discussion regarding the compensation programs for the NEOs beginning on page 51 of this proxy statement for additional information.
3.The amounts shown reflect the PRSU awards that in general can be earned under the LTIP at the threshold, target and maximum levels based on adjusted EPS, as modified by our adjusted ROIC performance, for the three-year period beginning on January 1, 2023 and ending on December 31, 2025. Depending on the percentage of adjusted ROIC achieved for the period, the range of payout based on adjusted EPS will be as follows: (i) threshold— 30% to 50% of target, (ii) target—80% to 120% of target, and (iii) maximum—160% to 200% of target.
4.The amounts shown reflect the annual RSUs issued to our NEOs, which are subject to service-based vesting and generally vest one-third annually beginning in March 2024.
5.The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2021 Omnibus Plan and is computed in accordance with FASB ASC Topic 718.

World Kinect 2024 Proxy Statement	65

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2023, for our NEOs.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards					Equity Incentive Plan Awards
Name	Equity Award Grant Date	Exercisable (#)	Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
Michael J. Kasbar	03/15/2019	109,290			29.68	3/15/2024
	03/15/2020	145,349			23.39	3/15/2025
	03/15/2021						3,731	84,992
	03/31/2021						28,410	647,180
	03/15/2022						26,294	598,977
	03/15/2022						47,282	1,077,084
	03/15/2023						75,094	1,710,641
	03/31/2021						48,296	1,100,183	24,148	550,091
	03/15/2022						106,383	2,423,405	31,915	727,021
	11/10/2022						181,160	4,126,825	90,580	2,063,412
	03/15/2023						112,641	2,565,962	56,321	1,282,981
Ira M. Birns	03/15/2021						3,172	72,258
	03/15/2022						14,868	338,693
	03/15/2022						16,286	370,995
	03/15/2023						25,866	589,227
	03/31/2021						19,887	453,026	9,944	226,513
	03/15/2022						36,644	834,750	10,993	250,425
	11/10/2022						50,725	1,155,516	25,363	577,758
	03/15/2023						38,799	883,841	19,400	441,921
John P. Rau	03/15/2021						1,306	29,751
	03/15/2022						11,890	270,854
	03/15/2022						12,084	275,274
	03/15/2023						25,866	589,227
	03/31/2021						12,785	291,242	6,393	145,621
	03/15/2022						27,187	619,320	8,156	185,796
	11/10/2022						50,725	1,155,516	25,363	577,758
	03/15/2023						38,799	883,841	19,400	441,921
1.The RSUs generally vest in either three equal annual installments beginning on the first anniversary of the grant date or on a three-year cliff basis (subject to any applicable performance conditions), except for the November 10, 2022 Transformational Awards for Messrs. Kasbar, Birns and Rau, the vesting for which is described below in note (4). All of these RSUs are subject to earlier vesting upon a change of control or qualifying termination of employment.
2.The amounts in this column are based on the closing price of our common stock on December 29, 2023 of $22.78.
3.This amount reflects the number of PRSUs that would be earned by the NEO based on the target level of performance for the three-year period beginning with the year of the grant. With the exception of the November 10, 2022 Transformational Awards, any earned portion will vest on the date after December 31st of the third year of the performance period, when the Compensation Committee certifies in writing the extent to which the requisite performance level has been achieved for the performance period based upon our audited financial statements, but in no event later than March of that year. For the November 10, 2022 Transformational Awards for Messrs. Kasbar, Birns and Rau, any earned awards will vest 50% on the date on which the Compensation Committee determines the extent to which the performance goal has been achieved following the three-year performance period, with the remaining 50% of any earned awards vesting on the fourth anniversary of the grant date.

66	World Kinect 2024 Proxy Statement

Executive Compensation Tables
Option Exercises and Stock Vested
The following table sets forth the option awards that were exercised and stock awards that vested during the year ended December 31, 2023 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) ($)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) ($)	Value Realized on Vesting(4) ($)
Michael J. Kasbar	169,504	620,064	67,457	1,616,944
Ira M. Birns	46,642	115,672	29,337	703,208
John P. Rau	27,986	69,405	20,088	481,509
1.Represents the conversion of SSARs. The number of shares of common stock reported in this column represents the number of shares underlying the SSARs, rather than the net number of shares received by each NEO, which was as follows: for Mr. Kasbar—15,676, for Mr. Birns—2,756, and for Mr. Rau—1,599.
2.For the conversion of SSARs, the value realized is calculated by multiplying (a) the difference between the share price of our common stock at the time of conversion and the SSAR exercise price by (b) the number of shares of common stock underlying the SSARs. The value realized does not represent cash received by each NEO, which may differ based on when the acquired shares are ultimately sold by the NEO.
3.The amounts shown in this column reflect the number of RSUs that vested for each NEO. Upon vesting, we withheld a sufficient number of shares to cover the NEOs tax liability associated with the vesting. Thereafter, each of the NEOs received the following number of net shares of our common stock: Mr. Kasbar—40,910, Mr. Birns—17,791 and Mr. Rau—12,182.
4.The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of RSUs that vested. The value realized does not represent cash received by the NEO; rather, such amount will depend on the price at which the acquired shares are ultimately disposed of by the NEO.
Non-Qualified Deferred Compensation
We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDCP. Pursuant to the NQDCP, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDCP. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Participants may elect, depending on whether their termination is in connection with retirement or otherwise, to receive deferred amounts in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments. However, these payments are accelerated upon a change of control or the death of the participant. The following table sets forth non-qualified deferred compensation during the year ended December 31, 2023 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael J. Kasbar(1)	0	23,212	295,431
Ira M. Birns	0	—	—
John P. Rau	0	—	—
1.Mr. Kasbar’s prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar’s employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. The portion of these earnings in the last fiscal year that constitute “above market earnings” within the meaning of the applicable SEC rules, is reflected in the “Summary Compensation Table” on page 64 of this proxy statement.

World Kinect 2024 Proxy Statement	67

Executive Compensation Tables
Potential Payments Upon Termination of Employment or Change of Control
Our amended and restated employment agreement with Mr. Kasbar (the “Kasbar Agreement”) and executive severance agreement with Mr. Birns (the “Birns Agreement”) each provides for the payment of certain compensation and benefits in the event of the termination of the executive’s employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreement with Mr. Rau in connection with his promotion to executive officer, our Board adopted an Executive Severance Policy (“ESP”) applicable to Mr. Rau and other executives that the Compensation Committee may subsequently designate as a participating executive (“ESP Executive”). The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives’ employment in certain specified circumstances.
Each of the Kasbar Agreement, the Birns Agreement and the ESP provides for certain benefits (1) if the NEO’s employment is terminated due to death or disability, (2) if the NEO’s employment is terminated by the Company without “cause” (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with “good reason” (as that term is defined in the relevant agreement or arrangement, which definition for Mr. Rau is within two years after a Change of Control has occurred). If the employment of Mr. Kasbar or Mr. Rau is terminated without “cause” or for “good reason” within two years after a Change of Control, then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.
Termination Without Cause
Kasbar Agreement — Under the Kasbar Agreement, “cause” generally means (i) an act or acts of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which result in or are intended to result in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (ii) through (v) the failure to cure such breach); or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.
Birns Agreement — Under the Birns Agreement, “cause” generally means, as reasonably determined by us in good faith, (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board that are consistent with his position in each case, which he fails to cure promptly; (ii) any willful and material breach of our Code of Conduct or any other Company policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is any felony or is a misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement which by its nature, cannot be cured under (i).
ESP — Under the ESP, “cause” generally means, as determined by the Compensation Committee in good faith, (i) the failure by the ESP Executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the ESP Executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the ESP Executive of any Company policy; (v) any act by the ESP Executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the ESP Executive’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the ESP Executive.
None of the agreements or arrangements provide for any payment of severance or other post-termination benefits in the case of a termination for “cause,” although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

68	World Kinect 2024 Proxy Statement

Executive Compensation Tables
Termination for Good Reason
Kasbar Agreement — Under the Kasbar Agreement, “good reason” means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent failure that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the Kasbar Agreement; and (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status.
Birns Agreement — The definition of “good reason” in the Birns Agreement means the occurrence of any of the following (i) the assignment of any duties to the executive that are materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith and that is thereafter remedied by us; (ii) any reduction in, or failure to pay his base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive with bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County, Florida.
ESP — The definition of “good reason” under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a “Change of Control” (as defined in the ESP). Specifically, an ESP Executive will have the ability to terminate his or her employment with “good reason” upon the happening of any of the following within two years after a “Change of Control”: (i) the assignment to the executive of any duties materially inconsistent with his or her position, authority, duties or responsibility or any other action by us that results in a material diminution in his or her position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied by us; (ii) any reduction in, or failure to pay the executive’s base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his or her bonus (under any incentive plan) and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure by us not occurring in bad faith or a failure by us that would not result in a material negative change to the executive; or (iv) if we require the executive to be based at any office or location that is not our corporate headquarters or outside of Miami-Dade or Broward County, Florida. In addition, “good reason” does not include any circumstances that are remedied by us after notice from the executive or the executive does not actually terminate employment within 6 months of the initial existence of any of the circumstances in (i)-(iv) above.
Change of Control
Under the Kasbar Agreement, the Birns Agreement and the ESP, a “change of control” is in general deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in (a) the holders of our common stock prior to the event owning, directly or indirectly, less than 51% of the total voting power of the capital stock of the surviving entity or (b) in the case of the Kasbar Agreement, at least a majority of the members of the board of directors of the entity resulting from such transaction are not members of the Board at the time of the execution of the initial agreement or the action of the Board providing for such transaction; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director whose election, or nomination for election, was approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred, if we enter into an agreement or series of agreements or our Board passes a resolution that will result in the occurrence of any of the matters listed in (i)-(iv) above and Mr. Kasbar’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the occurrence of any of the foregoing maters in (i)-(iv) above; provided further, that such change of control will be deemed to have retroactively occurred on the date of the execution of the earliest of such agreements or the passage of such resolution.

World Kinect 2024 Proxy Statement	69

Executive Compensation Tables
Severance Payments and Benefits
Kasbar Agreement — As set forth below, upon the occurrence of a termination by Mr. Kasbar for “good reason”, by the Company without “cause”, following a “change of control” or non-renewal, we will make the following payments:
(i)the Accrued Obligations (as defined in the Kasbar Agreement);
(ii)an amount equal to the product of (A) two (three for a covered termination following a change in control) and (B) the sum of (1) Mr. Kasbar’s base salary and (2) his target bonus;
(iii)continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and
(iv)a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period.
Upon the occurrence of a termination by Mr. Kasbar without “good reason”, by the Company for “cause” or by the Company due to Mr. Kasbar’s death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.
Birns Agreement and ESP — As set forth in the table below, under the Birns Agreement and the ESP, upon the occurrence of a termination by the Company without “cause” or by the executive for “good reason” we will make the following payments:
(i)an amount equal to accrued but unpaid base salary and benefits (including accrued but unused vacations) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination, in the case of an ESP Executive;
(ii)any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;
(iii)a prorated bonus for the calendar year in which the executive’s employment is terminated, however, no prorated bonus will be paid if the executive’s termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;
(iv)continued health insurance coverage in effect as of the termination date for the executive and his or her immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and
(v)in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Compensation Committee) of the executive’s base salary as of the termination date, which will be paid, in either case, to each executive in regular payroll installments over a 24-month period following termination.
Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Mr. Rau will be entitled to the payments specified in (i)-(iv) above.

70	World Kinect 2024 Proxy Statement

Executive Compensation Tables
Potential Payments Upon Termination Table
The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) termination by the Company for “cause” or by the executive without “good reason”, (2) termination by the Company without cause, (3) termination by the executive for “good reason”, (4) termination by the Company without “cause” or by the executive for “good reason” within two (2) years of a “change of control”, and (5) termination due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 29, 2023. In order to receive the benefits set forth below, an executive must satisfy any post-termination obligations and certain restrictive covenants for a specified period of time after the termination event for any cash severance payment to be made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1) ($)	Pro-Rata Bonus(2) ($)	Medical Benefits(3) ($)	Total(4) ($)
Michael J. Kasbar
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause(5) or by Executive for Good Reason	5,500,000	1,250,000		6,750,000
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	8,250,000	1,250,000		9,500,000
Death or Disability		1,250,000		1,250,000
Ira M. Birns
Termination by Company for Cause or by Executive Without Good Reason
Termination by Company Without Cause or by Executive for Good Reason	1,400,000	543,000	45,826	1,988,826
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	1,400,000	543,000	45,826	1,988,826
Death or Disability		543,000		543,000
John P. Rau
Termination by Company for Cause or by Executive Without Good Reason
Termination by Company Without Cause	1,400,000	309,000	38,220	1,747,220
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	1,400,000	543,000	38,220	1,981,220
Death or Disability		543,000	38,220	581,220
1.The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant event. For Messrs. Birns and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 29, 2023), payable over a 24-month period.
2.The amounts in this column are the bonuses payable to the NEO, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the NEO’s employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2023. For Mr. Rau this amount reflects the amounts earned by the NEO for the year-ended December 31, 2023, other than any bonuses that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability or upon a termination without cause or for good reason within the two-year period following a change of control.
3.Each NEO is entitled to receive continuation of their medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period and for purposes of this table, we have assumed the maximum premiums would be paid.
4.The totals in this column do not include (i) additional amounts payable to the executive under the Company’s other employment programs that are applicable to all employees and (ii) any amounts that may be realized upon acceleration of outstanding equity to the extent that such executive is terminated, including after a “change of control”. Specifically, in accordance with the Company’s policies, upon any termination, all employees are entitled to certain accrued obligations including salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned bonus upon any separation from us. Please see “Non-Qualified Deferred Compensation” table beginning on page 67 for an explanation of this amount.
5.If Mr. Kasbar’s employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without “cause”.
6.As discussed above, our ESP defines “good reason” to have occurred only if certain events have happened within two years after a “change of control” has occurred. Consequently, for Mr. Rau, any termination by him of his employment absent a “change of control” would be deemed a Termination without “good reason”.

World Kinect 2024 Proxy Statement	71

Executive Compensation Tables
Equity Treatment
Our outstanding equity awards are subject to a “double-trigger” in the event of a Change of Control where the awards are replaced or substituted by the acquiror. Consequently, in addition to the amounts set forth in the table above, outstanding equity held by each of the NEOs would only accelerate to the extent that such executive was terminated in the two years following a “change of control”. Specifically, (i) our outstanding service-based SSARs would vest and be exercisable until the earlier of (a) two years plus 90 days following the termination date or (b) the expiration date, (ii) our service-based RSUs would vest and (iii) our outstanding RSUs and SSARs granted under any LTIP would vest at either target or actual, as determined by the Compensation Committee, depending on the date of termination. Any LTIP SSARs are thereafter exercisable until the earlier of: (a) one year after the termination date, or (b) the expiration date. With respect to any of the SSARs that vest as set forth above, the executive would be entitled to receive shares with a value equal to the difference between the exercise price of the SSAR, which ranges from $23.39 to $29.68, and the closing price of our common stock on the date of exercise.
Our equity award agreements further provide that the outstanding equity awards held by our NEOs will pro-rata accelerate upon a termination without “cause” or upon death or disability. Mr. Kasbar’s employment agreement also provides that, in addition to the conditions for acceleration set forth above, the outstanding equity held by him will accelerate upon a termination with “good reason” or upon the non-renewal of his employment agreement.

72	World Kinect 2024 Proxy Statement

Proposal 2

2	Non-Binding, Advisory Vote on Executive Compensation

INTRODUCTION
The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long-term strategic objectives and (iv) align executives’ interests with those of our shareholders.
Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on a non-binding, advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 46 of this proxy statement, and the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.
The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:
•Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.
•Long-term equity compensation aligns executives’ and shareholders’ interests. Our NEOs receive equity awards, which generally have multi-year vesting requirements.
Accordingly, we are asking our shareholders to vote, in an advisory manner, “FOR” the adoption of the following resolution:
“RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.”
VOTE REQUIRED
The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

The Board of Directors unanimously recommends a vote “FOR” adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section.
“FOR”

World Kinect 2024 Proxy Statement	73

Proposal 3

3	Ratification of Independent Registered Public Accounting Firm

INTRODUCTION
The Audit Committee appoints, compensates, retains and oversees our auditors. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm, or “independent auditor,” its qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent auditor.
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to serve as our independent auditor for 2024. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2024. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent auditor, other independent registered public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.
Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.	“FOR”

74	World Kinect 2024 Proxy Statement

Proposal 3
Fees and Services of PricewaterhouseCoopers LLP
The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and fees billed for other services rendered by PwC during those periods.
Services Rendered

	2023 ($M)	2022 ($M)
Audit Fees(1)	6.9	6.4
Audit-Related Fees(2)	—	0.4
Tax Fees(3)	1.6	1
All Other Fees	—	—
Total	8.5	7.8
1.These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews. Additionally, audit fees for 2023 include fees related to issuance of a comfort letter in connection with our convertible debt issuance in June 2023.
2.For 2022, this amount represents fees for professional services rendered in connection with service organization control reports.
3.This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.
Audit Committee Pre-Approval Policy
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence. There are two types of pre-approvals under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved by the Audit Committee.
The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services: (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

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Proposal 3
Report of the Audit Committee
The Audit Committee has reviewed and discussed with management and with the independent registered public accounting firm the audited consolidated financial statements for the 2023 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.
Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered public accounting firm their independence from us and our management.
In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2023 fiscal year for filing with the SEC.
In determining whether to reappoint PwC as our independent registered public accounting firm for 2024, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:
•PwC’s capabilities to handle the breadth and complexity of our global operations;
•PwC’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
•the quality and candor of PwC’s communications with the Audit Committee and management;
•external data on the firm’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;
•the performance of the lead engagement partner and the other professionals on our account; and
•the appropriateness of PwC’s fees based on the scope of activities.
In light of the Audit Committee’s views on the performance of PwC, it is the Audit Committee’s belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered public accounting firm for fiscal year 2024 and recommends that shareholders ratify the appointment at the Annual Meeting.
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

John L. Manley, Chair Jorge L. Benitez Sharda Cherwoo Richard A. Kassar March 20, 2024

76	World Kinect 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 11, 2024 (the “Reporting Date”), by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2023; (iii) each director and nominee for director and (iv) all of our current executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (2) (#)	Percent (2) (%)
Holding more than 5%
BlackRock, Inc.(3)	11,722,874	19.6
The Vanguard Group, Inc.(4)	6,909,331	11.5
Dimensional Fund Advisors LP(5)	3,976,545	6.6
State Street Corporation(6)	3,392,412	5.7
Invesco Ltd.(7)	3,266,901	5.5
Named executive officers and directors:
Michael J. Kasbar(8)	938,381	1.6
Ira M. Birns(9)	143,945	*
John P. Rau(10)	82,840	*
Ken Bakshi(11)	52,382	*
Jorge L. Benitez(12)	48,046	*
Sharda Cherwoo(13)	27,996	*
Richard A. Kassar(14)	80,103	*
John L. Manley(15)	58,063	*
Stephen K. Roddenberry(16)	119,193	*
Jill B. Smart(17)	18,280	*
Paul H. Stebbins(18)	156,229	*
All current executive officers and directors as a group (11 persons)(19)	1,725,458	2.9
* Less than one percent.
1.Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.
2.The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and dispositive power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $25.87 for our common stock on the Reporting Date and the SSAR exercise price and (b) dividing such number by $25.87. The percentages shown are based on 59,938,301 shares of common stock issued and outstanding on the Reporting Date.

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Security Ownership of Certain Beneficial Owners and Management
3.Based on information contained in a Schedule 13G/A, as filed with the SEC on January 22, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. The Schedule 13G/A indicates that BlackRock, Inc. is the beneficial owner of 11,722,874 shares of our outstanding common stock, of which they hold sole voting power with respect to 11,269,320 shares and sole dispositive power with respect to all of the beneficially owned shares.
4.Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G/A indicates that The Vanguard Group, Inc. holds sole voting power with respect to none of the shares, shared voting power with respect to 53,297 shares, sole dispositive power with respect to 6,800,462 shares and shared dispositive power with respect to 108,869 shares.
5.Based on information contained in a Schedule 13G/A, as filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746. The Schedule 13G/A indicates that Dimensional Fund Advisors LP has sole voting power with respect to 3,908,479 shares and sole dispositive power with respect to all of the beneficially owned shares.
6.Based on information contained in a Schedule 13G/A, as filed with the SEC on January 24, 2024, by State Street Corporation, State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. The Schedule 13G/A indicates that State Street Corporation has sole voting power with respect to none of the shares, shared voting power with respect to 3,108,207 shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 3,392,412 shares.
7.Based on information contained in a Schedule 13G, as filed with the SEC on February 9, 2024, by Invesco Ltd., 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. The Schedule 13G indicates that Invesco Ltd. has sole voting power with respect to 3,243,932 shares and sole dispositive power with respect to all of the beneficially owned shares.
8.This amount includes 1,340 shares of common stock that are indirectly held by Mr. Kasbar’s spouse. This amount includes 13,934 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount excludes 154,904 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 403,784 shares that were pledged as collateral for a personal loan.
9.This amount excludes 56,262 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
10.This amount excludes 52,672 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
11.This amount includes 39,166 shares of common stock issuable pursuant to the settlement of RSUs and deferred stock units that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 9,496 shares will be delivered to Mr. Bakshi in May 2024, 8,305 shares will be delivered in June 2024, 4,686 shares will be delivered in May 2025, and 16,679 shares will be delivered upon his departure from the Board.
12.This amount includes 8,305 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Benitez in June 2024.
13.This amount includes 7,454 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Cherwoo in June 2024.
14.This amount includes 24,133 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,454 shares will be delivered to Mr. Kassar in June 2024 and 16,679 shares will be delivered upon his departure from the Board.
15.This amount includes 9,841 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 8,092 shares will be delivered to Mr. Manley in June 2024 and 1,749 shares will be delivered upon his departure from the Board.
16.This amount includes 24,559 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 7,880 shares will be delivered to Mr. Roddenberry in June 2024 and 16,679 shares will be delivered upon his departure from the Board.
17.This amount represents 7,454 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Smart in June 2024.
18.This amount includes 7,028 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Stebbins in June 2024. Reflects 72,326 shares of common stock held by an irrevocable trust for which Mr. Stebbins serves as trustee, and 35,375 shares held by a revocable trust for which Mr. Stebbins’ spouse is the trustee.
19.This amount includes an aggregate of 141,874 shares issuable pursuant to RSUs, SSARs and deferred stock units that vested, will vest, or are exercisable within 60 days of the Reporting Date.

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Security Ownership of Certain Beneficial Owners and Management
Equity Compensation Plan Information
As of December 31, 2023, we had equity awards outstanding under our 2021 Plan and its predecessor equity plans. Only our 2021 Plan is authorized for future issuance of equity awards.

	Equity Compensation Plan Information as of December 31, 2023
	Number of Securities to be Issued Upon Exercise of Outstanding Options, SSARs, Warrants and Rights(1) ($M)	Weighted Average Exercise Price of Outstanding Options, SSARs, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2.98	$2.05	1.94
Equity compensation plans not approved by security holders	—	—	—
Total	2.98	$2.05	1.94
1.Included in the number of securities in column (a) is 2.98 million shares of Stock to be issued upon vesting of RSUs, which have no exercise price. The number of shares of Stock issuable upon settlement of exercisable in-the-money SSARs is calculated using the closing price of our Stock on December 29, 2023 of $22.78. As of December 31, 2023, there were 0.25 million outstanding SSARs, none of which were in-the-money.
2.Reflects the weighted average exercise price all of outstanding RSUs, which have no exercise price, and SSARs. The weighted average exercise price of SSARs only is $26.09.

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Other Compensation Matters

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO, Michael J. Kasbar.
As of December 31, 2022, our employee population consisted of approximately 5,200 individuals working at the Company and our subsidiaries, of which approximately half were located in the U.S. We selected December 31, 2022, the last day of our 2022 fiscal year, as the determination date for identifying the median employee for purposes of our 2023 proxy statement. We identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2022) paid to all of our employees globally (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Accordingly, the median employee in 2022 was a full-time, salaried employee in the United States.
For fiscal 2023, we did not repeat the process conducted last year to identify the median employee, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. Nonetheless, we believe it is no longer appropriate to use the median employee identified for fiscal 2022 because of a change in such median employee's circumstances. As permitted by the SEC rules, we have selected a different median employee for 2023 whose compensation was substantially similar to the compensation of the previously identified median employee, based on the methodology used to select the original median employee identified for fiscal year 2022.
Once we confirmed our 2023 median employee, we then calculated the 2023 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2023 was approximately $64,514. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 105 to 1.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between certain executive “compensation actually paid” (or “CAP”), as defined by SEC rules, and certain of our financial performance results for 2023, 2022, 2021 and 2020. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.
PAY VERSUS PERFORMANCE

					Value of Initial $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($M)	Adj. EBITDA ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	6,802,243	(1,164,913)	2,821,871	551,939	56.55	167.71	52.90	386.40
2022	15,272,338	14,196,826	3,722,299	3,112,615	66.22	169.96	114.10	380.30
2021	5,141,566	4,046,678	1,797,915	1,687,476	62.87	102.56	73.70	241.30
2020	6,514,957	(7,068,994)	2,134,192	(3,412,451)	72.87	66.32	109.60	261.40

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Other Compensation Matters
Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) for our principal executive officer (“PEO”), for the respective years shown. Our CEO, Michael J. Kasbar, was our PEO for each of the covered years shown in the table.
Column (c). CAP for our PEO in each of 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (b), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding decisions made by our Compensation Committee with respect to the PEO’s compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2023, 2022 and 2021 annual meetings of shareholders.

PEO (Mr. Kasbar)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	6,802,243	15,272,338	5,141,566	6,514,957
Less: Grant date fair value of equity awards granted during current fiscal year, as reported in SCT	(4,500,008)	(11,560,815)	(3,100,053)	(4,532,078)
Plus: Fair value of equity awards granted during current fiscal year—value at end of current fiscal year	3,067,214	11,996,540	2,152,321	4,541,174
+/-: Change in fair value from prior fiscal year end to current fiscal year end of outstanding and unvested equity awards granted in prior fiscal years	(5,887,591)	(1,187,768)	(1,246,494)	(11,159,476)
Plus: Fair value at vesting of equity awards granted during current fiscal year that vested during current fiscal year	0	0	0	0
+/-: Change in fair value from prior fiscal year end to vesting date for equity awards granted in prior fiscal years that vested during current fiscal year	(646,771)	(323,469)	1,099,338	(2,433,571)
Less: Fair value as of prior fiscal year end of equity awards granted in prior fiscal years that were forfeited during current fiscal year	0	0	0	0
Compensation Actually Paid ($)	(1,164,913)	14,196,826	4,046,678	(7,068,994)
Equity Valuations: For PRSUs, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.
Column (d). The following non-PEO named executive officers are included in the average figures shown for each of 2022, 2021 and 2020: Ira M. Birns, John P. Rau, Jeffrey P. Smith and Michael J. Crosby. For 2023, only Ira M. Birns and John P. Rau are included.
Column (e). Average CAP for our non-PEO NEOs in each of 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (d), adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (e) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the non-PEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section of this proxy statement and the proxy statements for the 2023, 2022 and 2021 annual meetings of shareholders.

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Other Compensation Matters

	See Column (d) note above
Non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	2,821,871	3,722,299	1,797,915	2,134,192
Less: Grant date fair value of equity awards granted during current fiscal year, as reported in SCT	(1,550,020)	(2,466,782)	(685,051)	(1,091,209)
Plus: Fair value of equity awards granted during current fiscal year—value at end of current fiscal year	1,056,497	2,239,264	459,667	823,037
+/-: Change in fair value from prior fiscal year end to current fiscal year end of outstanding and unvested equity awards granted in prior fiscal years	(1,693,374)	(250,606)	(120,417)	(4,737,137)
Plus: Fair value at vesting of equity awards granted during current fiscal year that vested during current fiscal year	0	0	0	0
+/-: Change in fair value from prior fiscal year end to vesting date for equity awards granted in prior fiscal years that vested during current fiscal year	(83,034)	(11,460)	235,362	(541,334)
Less: Fair value as of prior fiscal year end of equity awards granted in prior fiscal years that were forfeited during current fiscal year	0	(120,100)	0	0
Compensation Actually Paid ($)	551,939	3,112,615	1,687,476	(3,412,451)
Equity Valuations: For performance restricted stock unit awards, the grant date fair value of awards used for SCT calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year-end date.
Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of World Kinect for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively. TSR for the Company and the peer group in column (g) was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2019 and in accordance with Items 201(e) and 402(v) of Regulation S-K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Energy Index for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively.
Column (h). Reflects “Net Income” in our consolidated income statements included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
Column (i). Company-selected Measure is adjusted EBITDA, which is described below.
Relationship between Pay and Performance
The graphs below reflect the relationship of CAP to our PEO and other NEOs (on average) in 2020, 2021, 2022 and 2023 as compared to World Kinect’s TSR, net income and adjusted EBITDA. The first graph below also reflects the relationship of World Kinect’s TSR to the peer group TSR for such years.
CAP, as required under the SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables above, including based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers, but it does not necessarily reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. In 2020, CAP for both our PEO and the average of other Non-PEO NEOs is a negative number, as is 2023 for our PEO, reflecting the impact of the change in our stock

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Other Compensation Matters
price between fiscal years because of the significant portion of our executives’ compensation tied to equity with fair values based in part on stock price. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for the 2023, 2022 and 2021 annual meetings of shareholders.
COMPENSATION ACTUALLY PAID VS. TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID VS. NET INCOME & ADJUSTED EBITDA

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Other Compensation Matters
Listed below are the financial measures which in our assessment represent the most important financial performance measures we used in 2023 to link CAP to our NEOs to the Company’s performance.

Financial Performance Measures	Explanation

Adjusted EPS
Adjusted diluted earnings per common share is a non-GAAP financial measure computed by dividing adjusted net income attributable to World Kinect and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.

Return on Invested Capital
Return on Invested Capital (“ROIC”) is a non-GAAP financial measure defined as adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements and costs associated with the Finnish bid error, as described in the Company’s filings with the SEC.

84	World Kinect 2024 Proxy Statement

Questions and Answers About Voting

What am I being asked to vote on and what is the Board recommendation?
At the Annual Meeting you will be asked to vote on the following three proposals. Our Board recommendation for each of these proposals is set forth below:

Proposal		Board Recommendation
1	To elect nine directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified	“FOR” each Director Nominee
2	To approve, on an advisory basis, the compensation of our named executive officers	“FOR”
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year	“FOR”
You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on April 11, 2024, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 59,938,301 shares of our common stock were issued and outstanding. Our shareholders are entitled to one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.
What is the difference between a shareholder of record and a beneficial owner?
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.
What constitutes a quorum?
A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting by attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.
What is the effect of “broker non-votes” or abstentions?
A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have the discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters. If other non-routine matters are properly brought before the Annual Meeting, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions.

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Questions and Answers About Voting
The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and the impact of broker non-votes and abstentions.

Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
1	Election of Directors	No	None	None
2	Advisory Vote on Executive Compensation	No	None	None
3	Ratification of PwC as Independent Registered Public Accounting Firm	Yes	N/A	None
Will my shares be voted if I do not provide my proxy?
If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What is the effect of "broker non-votes" or abstentions?") even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.
How do I vote?
To Vote by Internet, Telephone or Mail:
You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.
•To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:
◦By Internet: by visiting www.proxyvote.com
◦By phone: by using the phone number listed on the Notice
To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on June 5, 2024.
To Vote at the Annual Meeting:
If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.
If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

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Questions and Answers About Voting
What vote is required for the proposals?

Proposal		Required Vote
1	Election of Directors	Plurality of the votes cast
2	Advisory Vote on Executive Compensation	Majority of the votes cast
3	Ratification of PwC as Independent Registered Public Accounting Firm	Majority of the votes cast
What is the effect of the advisory vote on Proposal 2?
Proposal 2 is an advisory vote. This means that while we ask shareholders to approve the resolution regarding the advisory vote on executive compensation, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the advisory vote on executive compensation, we will consider the proposal to be approved. Although the vote on Proposal 2 is non-binding, our Board and the Compensation Committee will review the result of the vote and take it into account in making determinations concerning executive compensation.
How will my proxy holder vote?
The enclosed proxy designates Michael J. Kasbar, our Chairman and Ira M. Birns, our Chief Financial Officer to hold your proxy and vote your shares. Messrs. Kasbar and Birns will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Birns intend to vote returned proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows: “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.
Can I revoke my vote after I have voted?
Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting during the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the meeting will not itself constitute revocation of a proxy.
What do I need to bring with me in order to attend the Annual Meeting?
If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and a valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.
If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on April 11, 2024 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.
Where can I find voting results of the Annual Meeting?
We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.
Who should I call with other questions?
If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our Annual Report, please contact: World Kinect Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

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Other Matters

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2023 were made on a timely basis.
Shareholder Proposals for the 2025 Annual Meeting
Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2025 annual meeting of shareholders, or the “2025 Annual Meeting,” is December 27, 2024. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.
Proposals not Included in the Proxy Statement and Nominations for Director. Shareholder proposals not included in our proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., June 6, 2025) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2025 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on February 6, 2025 and no later than the close of business on March 8, 2025.
Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. Our By-Laws require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.
The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. In addition to satisfying the notice requirements under our By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide us a notice within the same timeframes set forth about that sets forth the additional information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.
Any shareholder proposals or director nominations and any request pursuant to Rule 14a-19 should be sent to our Corporate Secretary at our principal executive offices.
List of Shareholders Entitled to Vote at the Annual Meeting
The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.
Expenses Relating to this Proxy Solicitation
We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person, but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for

88	World Kinect 2024 Proxy Statement

Other Matters
their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.
Communication with our Board
Any interested party can contact our Board, any Board committee, our presiding director, our Lead Independent Director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) calling the WKC Anonymous Compliance Hotline at 1-888-549-0965 (US toll-free) or at any of the other country-specific toll-free numbers found at www.wfscompliance.com or (iii) submitting a report or request online using the intake portal found at www.wfscompliance.com. Such communications may be submitted on an anonymous or confidential basis. Any relevant communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.
Available Information
We maintain an Internet website at world-kinect.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee, Governance Committee, Sustainability & Corporate Responsibility Committee and Technology & Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2023 Annual Report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, on our website at world-kinect.com by clicking on Investor Relations and then Corporate Governance. You should direct a request for a copy of these materials to World Kinect Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Investor Relations. We will forward you a copy of any exhibit to the 2023 Annual Report on Form 10-K when you send a written request to Investor Relations.
Electronic Delivery
Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and Annual Report. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).
If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

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Other Matters

9800 NW 41 ST
Miami, FL 33178
+1 305 428 8000

world-kinect.com

WORLD KINECT CORPORATION
9800 NORTHWEST 41ST STREET
MIAMI, FL 33178
ATTN: CORPORATE SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43798-P05311 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WORLD KINECT CORPORATION

The Board of Directors recommends you vote FOR all listed nominees in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael J. Kasbar
02) Ken Bakshi
03) Jorge L. Benitez
04) Sharda Cherwoo
05) Richard A. Kassar
06) John L. Manley
07) Stephen K. Roddenberry
08) Jill B. Smart
09) Paul H. Stebbins

The Board of Directors recommends you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the Company's executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V43799-P05311

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on June 6, 2024 at 8:00 AM Eastern Time to be held at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, 30th Floor, New York, New York 10019.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the nominees listed in Proposal 1, and "FOR" for Proposals 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Ira M. Birns with full power of substitution, to vote the shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Continued and to be signed on reverse side